UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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LENNOX INTERNATIONAL INC.

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2140 Lake Park Blvd.

Richardson, Texas 75080

April 1, 2015

Dear Stockholders:

It is my pleasure to invite you to the 2015 Annual Meeting of Stockholders of Lennox International Inc. The meeting will be held at 10:30 a.m., local time, on Thursday, May 14, 2015, at the Lennox International Inc. Corporate Headquarters, 2140 Lake Park Blvd., Richardson, Texas 75080.

Lennox has elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need while conserving natural resources and lowering the cost of delivery. On or about April 1, 2015, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement for our 2015 Annual Meeting of Stockholders and fiscal 2014 Annual Report to stockholders. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the items of business that will be discussed and voted upon during the meeting.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the 2015 Annual Meeting of Stockholders, we urge you to vote and submit your proxy by Internet, telephone or mail, pursuant to the instructions on your Notice or your proxy card. We encourage you to vote by Internet or telephone. It is convenient and saves the Company postage and other costs. Please use the website or telephone number shown on your Notice or your proxy card to vote by Internet or telephone. If you attend the meeting you will have the right to revoke the proxy and vote your shares in person.

On behalf of management and our Board of Directors, I want to thank you for your continued support and confidence in 2015.

Sincerely,

Todd M. Bluedorn
Chairman of the Board and Chief Executive Officer

2140 Lake Park Blvd.

Richardson, Texas 75080

April 1, 2015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2015

The 2015 Annual Meeting of Stockholders of Lennox International Inc. will be held on Thursday, May 14, 2015 at 10:30 a.m., local time, at the Lennox International Inc. Corporate Headquarters, 2140 Lake Park Blvd., Richardson, Texas 75080, to:

•	elect three Class II directors to hold office for a three-year term expiring at the 2018 Annual Meeting of Stockholders;

•	ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2015 fiscal year;

•	conduct an advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement;

•	re-approve the Lennox International Inc. 2010 Incentive Plan; and

•	transact any other business that may properly come before the Annual Meeting of Stockholders in accordance with the terms of our Amended and Restated Bylaws.

The Board of Directors has determined that our stockholders of record at the close of business on March 20, 2015 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2015. This Proxy Statement and the Annual Report to Stockholders are available on our website at http://www.lennoxinternational.com/financialrep.html and also at the website appearing on your Notice or your proxy card. A Proxy Statement, Proxy Card, and Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, accompany this Notice.

Most stockholders have a choice of voting on the Internet, by telephone or by mail. Please refer to your Notice, proxy card or other voting instructions included with these proxy materials for information on the voting method(s) available to you. If you vote by Internet or telephone, you do not need to return your proxy card. If your shares are held in the name of a brokerage firm, bank or other nominee of record, follow the voting instructions you receive from such holder of record to vote your shares.

By Order of the Board of Directors,

John D. Torres
Corporate Secretary

-i-

GENERAL INFORMATION REGARDING THE 2015

ANNUAL MEETING OF STOCKHOLDERS

Meeting Date and Location

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Lennox International Inc. (also referred to in this Proxy Statement as the “Company,” “us,” “we,” or “our”) will be held on Thursday, May 14, 2015 at 10:30 a.m., local time, at the Company’s Corporate Headquarters, 2140 Lake Park Blvd., Richardson, Texas 75080. We began mailing this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, Proxy Card and Annual Report to Stockholders, which includes our Annual Report on Form 10-K, to our stockholders on or about April 1, 2015 for the purpose of soliciting proxies on behalf of our Board of Directors (our “Board”).

Matters to be Voted On

At the meeting, you will be asked to vote on four proposals. Our Board recommends you vote “for” each of the director nominees, and “for” proposals 2, 3 and 4. The proposals to be voted on at the Annual Meeting are:

•	Proposal 1: To elect three Class II directors to hold office for a three-year term expiring at the 2018 Annual Meeting of Stockholders;

•	Proposal 2: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2015 fiscal year;

•	Proposal 3: To conduct an advisory vote to approve the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement; and

•	Proposal 4: To re-approve the Lennox International Inc. 2010 Incentive Plan.

Record Versus Beneficial Ownership of Shares

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the “stockholder of record.” If you are a stockholder of record, we sent our proxy materials directly to you.

If your shares are held in a stock brokerage account or by a bank, you are considered the “beneficial owner” of shares held in street name. In that case, our proxy materials have been forwarded to you by your broker or bank, which is considered, with respect to those shares, the stockholder of record. Your broker or bank will also send you instructions on how to vote. If you have not heard from your broker or bank, please contact them as soon as possible.

Record Date and Number of Votes

You are entitled to vote at the Annual Meeting if you were a stockholder of record at the close of business on March 20, 2015, our Annual Meeting record date. At the close of business on the record date, there were 44,987,633 shares of our common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote.

Quorum Requirement

A quorum is required to transact business at the Annual Meeting. To achieve a quorum at the Annual Meeting, stockholders holding a majority of our outstanding shares of common stock entitled to vote must be present either in person or represented by proxy. Shares held by us in treasury will not count towards the calculation of a quorum.

In the event a quorum is not present at the Annual Meeting, we expect the Annual Meeting will be adjourned or postponed to solicit additional proxies. In such event, the Chairman or stockholders representing a majority of the outstanding shares entitled to vote at the Annual Meeting, present in person or by proxy at the meeting may adjourn the Annual Meeting.

Abstentions and Broker Non-Votes

If a broker or bank holds shares in “street name” (that is, in the name of a bank, broker, nominee or other holder of record) and the beneficial owner does not provide the broker or bank with specific voting instructions, (referred to as “broker non-votes”), the broker or bank only has discretion to vote on routine matters but does not have discretion to vote on non-routine matters.

Pursuant to New York Stock Exchange (“NYSE”) rules, Proposal 1 (election of directors), Proposal 3 (advisory vote on the compensation of our named executive officers) and Proposal 4 (re-approve the Lennox International Inc. 2010 Incentive Plan) will be considered non-routine proposals for which your broker or bank may not exercise voting discretion if it does not receive voting instructions from you. Proposal 2 (ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2015 fiscal year) will be considered a routine proposal for which your broker or bank may exercise voting discretion even if it does not receive voting instructions from you. As a result, if you are a beneficial owner of shares held in street name, it is critical that you cast your vote in order for it to be counted on Proposals 1, 3 and 4.

Broker non-votes will not be counted as votes “for” or “against” Proposals 1, 3 or 4. Abstentions will be counted as votes “against” Proposals 2, 3 and 4.

Vote Requirement for each Proposal

If a quorum is present, Proposal 2 (ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2015 fiscal year), Proposal 3 (approval of the advisory vote on the compensation of our named executive officers) and Proposal 4 (re-approve the Lennox International Inc. 2010 Incentive Plan) will require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon.

If a quorum is present, our Amended and Restated Bylaws (“Bylaws”) require, for purposes of Proposal 1, that a director nominee receive a majority of the votes cast with respect to his or her election in an uncontested election (that is, the number of shares voted “for” a director nominee must exceed the number of “withheld” votes cast for that nominee) to be elected. Each of our director nominees is currently serving on the Board. If a nominee who is currently serving as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” Under our Bylaws and Corporate Governance Guidelines, each director submits an advance, contingent resignation that the Board may accept if stockholders do not re-elect the director. In that situation, our Board Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board would act on the Board Governance Committee’s recommendation, and publicly disclose its decision and the rationale behind it within 90 days from the date that the election results were certified.

Voting Procedures

Registered holders may vote in person at the Annual Meeting, via the Internet, by telephone, or, if they received a printed copy of these proxy materials, by mail. If your shares are held in street name, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

A representative of IVS Associates, Inc. will tabulate the votes and act as inspector of election at the Annual Meeting.

Changing Your Vote

You can revoke or change your vote on a proposal at any time before the Annual Meeting for any reason by revoking your proxy. For stockholders of record, proxies may be revoked by delivering a written notice of revocation, bearing a later date than your proxy, to our Corporate Secretary at or before the Annual Meeting. Proxies may also be revoked by:

•	submitting a new written proxy bearing a later date than a proxy you previously submitted prior to or at the Annual Meeting;

•	voting again by Internet or telephone before 11:59 p.m., Eastern Time, on May 13, 2015; or

•	attending the Annual Meeting and voting in person.

In each case, the later submitted vote will be recorded and the earlier vote revoked. Any written notice of a revocation of a proxy should be sent to Lennox International Inc., 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Corporate Secretary. To be effective, the revocation must be received by our Corporate Secretary before the taking of the vote at the Annual Meeting.

If your shares are held in street name, you must follow the specific voting directions provided to you by your bank, broker, nominee or other holder of record to change or revoke any instructions you have already provided. Alternatively, obtain a proxy from your bank, broker or other holder of record and provide it with your vote at the Annual Meeting.

Other Business; Adjournments

We are not aware of any other business to be acted upon at the Annual Meeting. However, if you have voted by proxy and other matters are properly presented at the Annual Meeting for consideration in accordance with our Bylaws, the persons named in the accompanying Proxy Card will have discretion to act on those matters according to their best judgment or the Board’s recommendation. In the absence of a quorum, the Chairman or stockholders representing a majority of the votes present in person or by proxy at the meeting may adjourn the meeting.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Bylaws provide that our Board may be composed of no less than three and no more than 15 members. The size of our Board has been fixed by our Board at 11 members, divided into three classes, with each class currently serving a three-year term.

Upon the recommendation of the Board Governance Committee, the Board has nominated three Class II directors for re-election to our Board to hold office for a three-year term expiring at the 2018 Annual Meeting of Stockholders. All Class I and Class III directors will continue in office until the expiration of the terms of their classes at the 2017 and 2016 Annual Meeting of Stockholders, respectively. The process followed by the Board in nominating directors and the criteria considered for director nominees is described in the “Corporate Governance — Director Nomination Process and Nominee Criteria” section of this Proxy Statement.

We provide biographical information for each Class II director nominee and for each other director below. For each director and director nominee, the information presented includes the positions held, principal occupation, and business experience as of March 9, 2015. The biographical description below for each director and director nominee also includes the specific experience, qualifications, attributes and skills that led to the Board’s conclusion that such person should serve as a director of the Company at this time, in light of our business and structure.

If you do not wish to vote your shares for any particular nominee, you may withhold your vote for that particular nominee. If any Class II director nominee becomes unavailable to serve, the persons named in the accompanying Proxy Card may vote for any alternate designated by the incumbent Board, or the number of directors constituting the Board may be reduced.

The Board has nominated the following directors for re-election as Class II directors for three-year terms expiring at the 2018 Annual Meeting of Stockholders:

John E. Major, 69, has served as a director of our Company since 1993. He is the Chairman of the Compensation and Human Resources Committee and a member of the Board Governance Committee. Mr. Major is President of MTSG, a company that provides consulting, management and governance services, which he formed in 2003. From 2003 to 2006, he served as CEO of Apacheta Corporation, a mobile wireless software company whose products are used to manage inventory and deliveries. From 2000 to 2003, he served as Chairman and CEO of Novatel Wireless, Inc., a leading provider of wireless Internet solutions. Prior to joining Novatel Wireless, Mr. Major served as President and CEO of Wireless Knowledge, Inc., a joint venture between Microsoft Corporation and QUALCOMM Inc., from 1998 through 1999. From 1997 to 1998, he served as Executive Vice President of QUALCOMM and President of its Wireless Infrastructure Division. Prior to joining QUALCOMM, Mr. Major served as Senior Vice President and Chief Technology Officer at Motorola, Inc., a manufacturer of telecommunications equipment. Prior to that he served as Senior Vice President and General Manager for Motorola’s Worldwide Systems Group of the Land Mobile Products Sector.

Mr. Major currently serves as the Chairman of the Board of Pulse Electronics Inc., an electronic components provider, and member of the Compensation Committee and Chairman of the Nominating and Corporate Governance Committees of the Board of Directors of Broadcom Corporation, a semiconductor manufacturing company. He also serves on the Boards of Directors of Littelfuse, Inc., a manufacturer of circuit protection devices; Resonant Inc., a technology company creating RF filters for mobile devices; and ORBCOMM Inc., a satellite communications service provider.

Mr. Major contributes substantial experience in product innovation, compensation programs, and mergers and acquisitions in his service as a director.

Gregory T. Swienton, 65, has served as a director of our Company since 2010. He is a member of the Compensation and Human Resources Committee and the Public Policy Committee. Mr. Swienton has been an adviser to Ryder System, Inc., a supplier of transportation, logistics and supply chain management solutions, since May 2013. He previously was Executive Chairman of Ryder System, Inc., from January 2013 to May 2013, after having been Chairman of Ryder System, Inc. since May 2002 and Chief Executive Officer since November 2000. Mr. Swienton joined Ryder as President and Chief Operating Officer in June 1999. Before joining Ryder, Mr. Swienton was Senior Vice President-Growth Initiatives of Burlington Northern Santa Fe Corporation (BNSF). Prior to that he was BNSF’s Senior Vice President-Coal and Agricultural Commodities Business Unit, and previously had been Senior Vice President of its Industrial and Consumer Units. He joined the former Burlington Northern Railroad in June 1994 as Executive Vice President-Intermodal Business Unit. Prior to joining Burlington Northern, Mr. Swienton was Executive Director-Europe and Africa of DHL Worldwide Express in Brussels, Belgium from 1991 to 1994, and prior to that, he was DHL’s Managing Director-Western and Eastern Europe from 1988 to 1990, also located in Brussels. For the five years prior to these assignments, Mr. Swienton was Regional Vice President of DHL Airways, Inc. in the United States. From 1971 to 1982, Mr. Swienton held various national account, sales and marketing positions with AT&T and Illinois Bell Telephone Company.

Mr. Swienton serves on the Board of Directors of Harris Corporation, an international communications and information technology company. Mr. Swienton also serves as Chairperson of the Finance Committee and as a member of the Audit Committee of the Board of Directors of Harris Corporation.

Mr. Swienton contributes extensive international business experience, deep expertise in global distribution and supply chain innovations, as well as experience in growth initiatives, in his service as a director.

Todd J. Teske, 50, has served as a director of our company since 2011. He is a member of the Audit Committee and the Public Policy Committee. In 2010, Mr. Teske became the Chairman, President and Chief Executive Officer of Briggs & Stratton Corporation, a world leader in gasoline engines for outdoor power equipment, portable generators, and lawn and garden powered equipment and related accessories. Before becoming CEO of Briggs & Stratton in January 2010, he served as the company’s President and Chief Operating Officer, President of its power products business, head of corporate development and Controller.
Mr. Teske serves as the Chairman of the Board of Briggs & Stratton. He also serves on the Board of Directors and as a member of the Audit and Compliance Committee and the Compensation Committee of Badger Meter, Inc., a leading innovator, manufacturer and marketer of flow measurement and control products.

As an active CEO and former corporate controller, Mr. Teske contributes extensive expertise in the areas of management, finance, accounting, manufacturing, and corporate governance in his service as a director.

THE BOARD RECOMMENDS A VOTE “FOR”

EACH OF THE ABOVE NOMINEES

The following Class I directors’ terms will continue until the 2017 Annual Meeting of Stockholders:

Janet K. Cooper, 61, has served as a director of our Company since 1999. She is a member of the Audit Committee and the Public Policy Committee. From 2002 to 2008, Ms. Cooper served as Senior Vice President and Treasurer of Qwest Communications International Inc. From 2001 to 2002, she served as Chief Financial Officer and Senior Vice President of McDATA Corporation, a global leader in open storage networking solutions. From 2000 to 2001, she served as Senior Vice President, Finance of Qwest. From 1998 to 2000, she served in various senior level finance positions at US West Inc., a regional Bell operating company, including Vice President, Finance and Controller and Vice President and Treasurer. From 1978 to 1998, Ms. Cooper served in various capacities with the Quaker Oats Company, including Vice President, Treasurer and Tax from 1997 to 1998 and Vice President, Treasurer from 1992 to 1997.

Ms. Cooper serves on the Board of Directors, chair of the Audit Committee and a member of the Finance Committee of The Toro Company, a manufacturer of equipment for lawn and turf care maintenance and on the Board of Directors of MWH Global, Inc., a firm providing water, wastewater, energy, natural resource, program management, consulting, and construction services to clients around the world and Resonant Inc., a technology company creating RF filters for mobile devices.

Ms. Cooper contributes a substantial financial background and extensive experience in capital markets, tax, accounting matters, and pension plan investments in her service as a director.

John W. Norris, III, 57, has served as a director of our Company since 2001. He is the Chairman of the Public Policy committee and a member of the Compensation and Human Resources Committee. Mr. Norris is a co-founder of Maine Network Partners and is the founding Chairman of the Environmental Funders Network. From 2000 to 2005, he served as the Associate Director of Philanthropy for the Maine Chapter of The Nature Conservancy and from 2006 to 2007 as Program Officer for the Northern Forest Center. Mr. Norris was Co-Founder and President of Borealis, Inc., an outdoor products manufacturer, from 1988 to 2000 and served as an economic development Peace Corps Volunteer in Jamaica, West Indies from 1985 to 1987. Before joining the Peace Corps, Mr. Norris completed a graduate school internship at Lennox Industries Inc., a subsidiary of the Company, in 1983.

Mr. Norris contributes substantial experience and knowledge on environmental issues, non-governmental organizations, and organizational development in his service as a director.

Karen H. Quintos, 51, has served as a director of our Company since 2014. She is a member of the Compensation and Human Resources Committee and the Public Policy Committee. Ms. Quintos is the Senior Vice President and Chief Marketing Officer of Dell Inc., where she leads marketing for Dell’s global business. She is also responsible for Dell’s brand strategy, global communications, social media, corporate responsibility, customer insights, marketing talent development and agency development. She is also the executive sponsor of the largest employee resource group at Dell, Women in Search of Excellence. Before becoming the Chief Marketing Officer of Dell in September, 2010, Ms. Quintos served as Vice President of Dell’s global Public business from January, 2008 to September, 2010. She has also held various executive roles in marketing and Dell’s services and supply chain management teams since joining Dell in 2000. She came to Dell from Citicorp, where she served as Vice President of Global Operations and Technology and she also held a variety of marketing, operations, planning and supply chain management roles at Merck & Co.

She currently serves on the boards of directors of the ANA Marketing, Catalyst, the Susan G. Komen for the Cure and the Penn State’s Smeal Business School.

Ms. Quintos contributes a broad knowledge of marketing, communications, brand strategy, operations and supply chain management in her service as a director.

Paul W. Schmidt, 70, has served as a director of our Company since 2005. He is the Chairman of the Audit Committee and a member of the Board Governance Committee. In early 2007, Mr. Schmidt retired from his position as Corporate Controller of General Motors Corporation, a position he held since 2002. He began his career in 1969 as an analyst with the Chevrolet Motor Division of General Motors and subsequently served in a wide variety of senior leadership roles for General Motors, including financial, product and factory management, business planning, investor relations and international operations. Mr. Schmidt also served as Director of Capital, Performance and Overseas Analysis in General Motors’s New York Treasurer’s Office.
Mr. Schmidt contributes a thorough knowledge of U.S. GAAP and extensive experience in financial statement preparation, accounting matters, and risk management, as well as manufacturing expertise, in his service as a director.

The following Class III directors’ terms will continue until the 2016 Annual Meeting of Stockholders:

Todd M. Bluedorn, 51, became Chief Executive Officer and was elected as a director of our Company in April 2007. He was appointed as Chairman of the Board on May 10, 2012. Prior to joining the Company, Mr. Bluedorn served in numerous senior management positions for United Technologies since 1995, including President, Americas — Otis Elevator Company; President, North America — Commercial Heating, Ventilation and Air Conditioning for Carrier Corporation; and President, Hamilton Sundstrand Industrial. He began his professional career with McKinsey & Company in 1992. A graduate of West Point with a B.S. in electrical engineering, Mr. Bluedorn served in the United States Army as a combat engineer officer and United States Army Ranger from 1985 to 1990. He received his MBA from Harvard University School of Business in 1992.

Mr. Bluedorn also serves on the Board of Directors of Eaton Corporation, a diversified industrial manufacturer, and on the Washington University in St. Louis Board of Trustees.

Mr. Bluedorn possesses considerable industry knowledge and executive leadership experience. Mr. Bluedorn’s extensive knowledge of our Company and its business, combined with his drive for excellence and innovation, position him well to serve as CEO and a director of our Company.

C.L. (Jerry) Henry, 73, has served as a director of our Company since 2000. He is the Chairman of the Board Governance Committee and a member of the Audit Committee. Prior to his retirement, Mr. Henry served as Chairman, President, and CEO of Johns Manville Corporation, a leading manufacturer of insulation and building products, from 1996 to 2004. Mr. Henry served as Executive Vice President and CFO for E. I. du Pont de Nemours and Company, a global science and technology company, from 1993 to 1996.
Mr. Henry currently serves on the Board of Directors of MWH Global, Inc., a firm providing water, wastewater, energy, natural resource, program management, consulting, and construction services to clients around the world.

As a former CEO and CFO, Mr. Henry contributes a broad knowledge of financial matters, strategy development, risk management, and mergers and acquisitions in his service as a director.

Terry D. Stinson, 73, has served as a director of our Company since 1998. He is a member of the Board Governance Committee and the Compensation and Human Resources Committee. Mr. Stinson currently serves as Executive Vice President of AAR Corp., an international, publicly traded aerospace manufacturing and services firm. In addition, Mr. Stinson has served as CEO of his own consulting practice, Stinson Consulting, LLC, engaged in strategic alliances and marketing for the aerospace industry, since 2001. From 2002 to 2005, Mr. Stinson served as CEO of Xelus, Inc., a collaborative enterprise service management solution company. From 1998 to 2001, Mr. Stinson was Chairman and CEO of Bell Helicopter Textron Inc., the world’s leading manufacturer of vertical lift aircraft, and served as President from 1996 to 1998. From 1991 to 1996, Mr. Stinson served as Group Vice President and Segment President of Textron Aerospace Systems and Components for Textron Inc. Prior to that position, he was President of the Hamilton Standard Division of United Technologies Corporation, a defense supply company, since 1986.

Mr. Stinson is on the Board of Directors of CPI Aerostructures, Inc., a manufacturer of structural assemblies for aircraft and previously served on the Board of Directors of Triumph Group, Inc., a company engaged in the manufacturing and repair of aircraft components, subassemblies and systems, from September 2003 to March 2008.

As a former senior executive of two Fortune 500 companies, Mr. Stinson contributes extensive general management experience in technology-driven businesses, and a thorough knowledge of corporate governance, director recruitment and development, talent management, and strategy development in his service as a director.

Richard L. Thompson, 75, has served as a director of our Company since 1993 and Lead Director since May 2012. He is a member of the Board Governance Committee and Compensation and Human Resources Committee. He served as Vice Chairman of the Board from February 2005 to July 2006 and as Chairman of the Board from July 2006 to May 2012. Mr. Thompson served as Group President and Member of the Executive Office of Caterpillar Inc., a manufacturer of construction and mining equipment, from 1995 until his retirement in 2004. He joined Caterpillar in 1983 as Vice President, Customer Services. In 1989, he was appointed President of Solar Turbines Inc., a wholly-owned subsidiary of Caterpillar and manufacturer of gas turbines. From 1990 to 1995, he served as Vice President of Caterpillar, with responsibility for its worldwide engine business. Previously, he held the positions of Vice President of Marketing and Vice President and General Manager, Components Operations of RTE Corporation, a manufacturer of electrical distribution products.

Mr. Thompson serves as non-executive Chairman of the Board and Chairman of the Corporate Governance Committee of NiSource Inc., a natural gas and electric utility. In addition, he is a former Director of the National Association of Manufacturers, the nation’s largest industrial trade association.

As a former senior executive at a Fortune 50 company, Mr. Thompson contributes extensive experience leading international business units, engineering and product development, and a substantial knowledge of marketing and channel management, in his service as a director.

PROPOSAL 2:

RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE 2015 FISCAL YEAR

The Audit Committee of the Board has appointed KPMG LLP to continue as our independent registered public accounting firm for the 2015 fiscal year. We are asking our stockholders to ratify this appointment of KPMG LLP as our independent registered public accounting firm. If our stockholders do not ratify this appointment, the Audit Committee will consider the reasons for such rejection and whether it should select a different firm; however, it is not required to do so. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

A representative of KPMG LLP will be present at the 2015 Annual Meeting of Stockholders and will be available to respond to appropriate questions. The representative will also have an opportunity to make a statement at the meeting if he or she desires to do so.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF

KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE

2015 FISCAL YEAR.

Audit and Non-Audit Fees

The following table sets forth the fees for audit and other services rendered by KPMG LLP for each of the last two fiscal years (in thousands).

	2014	2013
Audit Fees(1)	$2,570	$2,872
Audit-Related Fees(2)	2	12
Tax Fees(3)	214	194
All Other Fees	0	0

TOTAL	$2,786	$3,078

(1)	Represents fees billed for the audit of our financial statements included in our Annual Report on Form 10-K and review of financial statements included in our Quarterly Reports on Form 10-Q, the audit of our internal control over financial reporting and for services that are provided by KPMG LLP in connection with statutory regulatory filings or engagements.

(2)	Represents fees billed for assurance and consultative related services. Such services in 2014 consisted primarily of assistance with tagging Lennox UK Financial Statements into XBRL. Such services in 2013 consisted primarily of attestation support for percentage of completion accounting in China.

(3)	Represents fees billed for tax compliance, including review of tax returns, tax advice, and tax planning.

Audit Committee Approval of Audit and Non-Audit Services

The Audit Committee pre-approves all audit services provided by our independent registered public accountants. In addition, all non-audit services provided by KPMG LLP are pre-approved in accordance with our policy that prohibits our independent registered public accountants from providing services specifically prohibited by the Securities and Exchange Commission (“SEC”). For permissible non-audit services, the Audit Committee has delegated pre-approval authority to the Audit Committee Chairman. In addition, the Audit Committee has approved annual maximum amounts for tax advisory and tax return services. No engagements are commenced until the Audit Committee Chairman’s approval has been received. All approved services are reported to the full Audit Committee at each quarterly meeting. In accordance with the foregoing, all services provided by KPMG LLP in 2014 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee maintains effective working relationships with the Board, management, the Company’s internal auditors and KPMG LLP, the Company’s independent registered public accounting firm (the “Independent Accountants”). As set forth in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our Company’s consolidated financial statements and disclosures are complete and accurate and in accordance with U.S. generally accepted accounting principles and applicable rules and regulations. The Independent Accountants are responsible for auditing the Company’s consolidated financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles and on the Company’s internal control over financial reporting.

The Audit Committee has (1) reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2014 with the Company’s management and with the Independent Accountants; (2) discussed with the Independent Accountants the matters required to be discussed by Auditing Standards No. 16, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board; and (3) received the written disclosures and the letter from the Independent Accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Accountants’ communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the Independent Accountants the Independent Accountants’ independence and considered whether the provision of non-audit services by the Independent Accountants to the Company is compatible with the Independent Accountants’ independence.

Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the Independent Accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audits of the Company’s consolidated financial statements have been carried out in accordance with generally accepted auditing standards, that the consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles or that the Company’s Independent Accountants are in fact “independent.”

Based upon the reviews and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in this report and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Submitted by the Audit Committee of the Board:

Paul W. Schmidt (Chairperson)	Janet K. Cooper
C. L. (Jerry) Henry	Todd J. Teske

CORPORATE GOVERNANCE

Director Independence

Our Corporate Governance Guidelines require that a majority of our directors be “independent,” and that the Compensation & Human Resources, Board Governance and Audit Committees consist exclusively of independent directors as independence is defined under the NYSE listing standards, the Securities and Exchange Act of 1934 and any other applicable laws or regulations regarding independence. No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company.

Applying these standards, the Board has determined that a majority of our Board is independent and that all of the members of the Board’s standing committees consist exclusively of independent directors (see table under “Board Committees”).

In making its determination as to the independence of our directors, the Board Governance Committee and the Board considered the following relationship:

•	Ms. Quintos serves as Chief Marketing Officer of Dell, Inc., which provides computer equipment and related items to the Company in the ordinary course of business.

Board Meetings and Leadership Structure

The Board currently is comprised of 11 members, including 10 independent directors. Mr. Bluedorn serves as the Chairman of the Board and Chief Executive Officer (“CEO”). The Board has determined that Mr. Bluedorn’s position as Chairman allows him to be a liason between management and the Board of Directors, providing the Board with the benefit of management’s perspective on our business strategy and all other aspects of the business as the Board performs its oversight role. Our Corporate Governance Guidelines provide for a Lead Director position, and the Board earlier elected Richard L. Thompson, the past Chairman, as Lead Director.

In accordance with the mandatory age-based retirement provisions of our Corporate Governance Guidelines, Mr. Thompson, the past Chairman of the Board and the current Lead Director will retire immediately after the 2015 Annual Meeting. The Board has determined that Todd J. Teske will become Lead Director upon Mr. Thompson’s retirement. The Company and the Board thank Mr. Thompson for his many years of outstanding service.

The Board believes the Lead Director position provides helpful guidance to the independent directors in their oversight of management. The Lead Director, among other things, presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors, serves as liaison between the Chairman and the independent directors, assists the Chairman in planning agendas for Board meetings and advises on the quality of the information provided to the Board. The Lead Director also has the authority to call meetings of the independent directors, and, if requested by major stockholders, is available for consultation and direct communication.

The Board met seven times in 2014. All directors attended in excess of 75% of the total number of meetings of the Board and committees of the Board on which they served. Our Corporate Governance Guidelines include a policy that Board members are expected to attend the annual meeting of stockholders. All of the individuals serving as directors at the time of our 2014 Annual Meeting of Stockholders, except Mr. Swienton, attended our 2014 Annual Meeting of Stockholders.

Risk Oversight and Compensation Risk Analysis

The Board oversees the Company’s processes to manage risk at the Board and senior management levels. The Audit Committee oversees the guidelines and policies that govern the Company’s processes to assess and manage significant enterprise risk exposure. While the Board and Audit Committee oversee the Company’s risk management, our management is responsible for the development, implementation, and maintenance of our risk management processes. Management provides periodic reports to the Board and Board committees, as appropriate, on its assessment of strategic, operational, legal and compliance, and financial reporting risks to the Company. The Board and Board committees, as appropriate, review and consider the management reports provided on the Company’s enterprise risk and risk management strategy.

The Board has reviewed the Company’s compensation policies and practices to determine if risks arising from those policies and practices are reasonably likely to have a material adverse effect on the Company. Based on such review, the Board has not identified any risks arising from the compensation policies and practices that are reasonably likely to have a material adverse effect on the Company. The Company incorporates short-term and long-term incentive programs for cash and equity awards that are designed to reward successful execution of its business strategy and achievement of desired business results. Additionally, the Company has stock ownership requirements and clawback provisions to align the interests of its executive officers with the interests of its stockholders. For non-executive employees, the Company uses a variety of incentive compensation programs to motivate its employees to attain individual goals and support the financial performance of the Company. All of the Company’s material incentive compensation plans are reviewed at least annually by senior management.

Board Committees

The standing committees of the Board are as follows: Audit, Board Governance, Compensation and Human Resources, and Public Policy. The Board has adopted charters for each of these committees which are available on our website at http://www.lennoxinternational.com by following the links “About Us — Corporate Governance — Committee Charters.” Each of these Board committees is led by a different independent director and all members of our Board committees are independent directors.

The following table provides current membership information for each of the Board committees and indicates which directors our Board determined are independent, as independence for directors is defined by the NYSE.

Name	Independent	Audit	Board Governance	Compensation and Human Resources	Public Policy
Richard L. Thompson	X	—	X	X	—
Todd M. Bluedorn	—	—	—	—	—
Janet K. Cooper	X	X	—	—	X
C.L. (Jerry) Henry	X	X	X*	—	—
John E. Major	X	—	X	X*	—
John W. Norris, III	X	—	—	X	X*
Karen H. Quintos	X	—	—	X	X
Paul W. Schmidt	X	X*	X	—	—
Terry D. Stinson	X	—	X	X	—
Gregory T. Swienton	X	—	—	X	X
Todd J. Teske	X	X	—	—	X

*	Committee Chairperson

Audit Committee

The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to the integrity of our financial statements and related systems of internal controls, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance and the performance of our internal audit function. The Audit Committee also has the direct responsibility for the appointment, compensation, retention and oversight of our Independent Accountants.

The Board has determined that each Audit Committee member is independent, as independence for audit committee members is defined by the SEC and the NYSE, is “financially literate” as defined by the NYSE and has accounting or related financial management expertise. The Board has determined that Mr. Schmidt, Chairperson of the Audit Committee, is an audit committee financial expert as defined by the SEC. The Audit Committee met eight times in 2014. All members of the Audit Committee attended in excess of 75% of the Audit Committee meetings when they were Committee members in 2014.

Board Governance Committee

The Board Governance Committee assists the Board by identifying individuals qualified to become Board members, developing qualification criteria for Board membership, making recommendations to the Board regarding the appropriate size of the Board and appointment of members to the Board’s committees, developing and recommending to the Board any changes to the Corporate Governance Guidelines and Code of Business Conduct applicable to our Company, developing our Company’s director education programs, and overseeing the evaluation of our Board. The Board has determined that each member of the Board Governance Committee is independent as independence for directors is defined by the NYSE. The Board Governance Committee met four times in 2014. All members of the Board Governance Committee attended in excess of 75% of the Board Governance Committee meetings when they were Committee members in 2014.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee determines the compensation philosophy and oversees the compensation programs for the Company’s executive officers and the non-employee members of the Board. This committee’s responsibilities include oversight of the short- and long-term incentive plans and the senior management succession plans. The committee also reviews the funding requirements and investment policies for the defined benefit and defined contribution retirement plans, and the performance of investment funds, investment advisors and investment managers under those plans.

Although the committee seeks input from the CEO on various elements of executive compensation, the committee determines and approves the final compensation elements and amounts to be provided to the Company’s named executive officers (“NEOs”). The independent members of the Board (rather than the committee) have direct responsibility for approving CEO and Board compensation. The committee reviews and recommends proposed changes to CEO and Board compensation to the independent members of the Board for approval. See “Executive Compensation — Compensation Discussion and Analysis” for information concerning the committee’s philosophy and objectives in overseeing executive compensation. The Board has affirmatively determined that each member of the committee is independent as independence for compensation committee members is defined by the NYSE. The Board has also determined that each member of the committee is a “non-employee director” for purposes of Section 16b-3 of the Exchange Act and, along with each of the independent directors, is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The committee met five times in 2014. All members of the Compensation and Human Resources Committee attended in excess of 75% of the Compensation and Human Resources Committee meetings when they were Committee members in 2014.

The committee’s charter authorizes the committee to retain third-party compensation consultants and to obtain advice and assistance from internal or external legal, accounting or other advisors. The committee retains Frederic W. Cook & Co., Inc. (“Frederic W. Cook”) as its executive compensation consultant to provide objective analysis, advice and recommendations regarding the compensation of our executives and non-employee directors. Frederic W. Cook does not provide any other services for the Company. See “Executive Compensation — Compensation Discussion and Analysis” for further information regarding our executive compensation programs and the scope of services provided by Frederic W. Cook. The committee has concluded that Frederic W. Cook’s work raises no conflicts of interest that require disclosure under Item 407(e)(3)(iv) of Regulation S-K.

Public Policy Committee

The Public Policy Committee is responsible for overseeing our Company’s environmental, health and safety issues, and our position on corporate social responsibility and significant public issues that affect our stockholders. The Board has determined that each Public Policy Committee member is independent, as independence for directors is defined by the NYSE. The Public Policy Committee met twice in 2014.

Director Nomination Process and Nominee Criteria

The Board is responsible for approving candidates for Board membership. The Board has delegated the director screening and recruitment process to the Board Governance Committee. In this capacity, the Board Governance Committee develops and periodically reviews the qualification criteria for Board membership, identifies new director candidates, and makes recommendations to the Board regarding the appropriate size of the Board and appointment of members to the Board’s committees. The Board Governance Committee typically retains a third-party search firm to assist in identifying and evaluating potential new director candidates. Qualifications required of individuals for consideration for Board membership will vary according to the particular areas of expertise, experience and skills being sought as a complement to the existing Board composition at the time of any vacancy.

Neither the Board nor the Board Governance Committee has a formal diversity policy. However, our Corporate Governance Guidelines provide that, when nominating new members to the Board, the Board will seek the best qualified candidates with consideration for diversity. This consideration may include diversity of experience, functional expertise and industry knowledge. Our Board of Director Qualification Guidelines further provide that the Board Governance Committee consider a candidate’s diversity of viewpoints in determining the particular qualifications desired for any new Board member.

According to our Board of Director Qualification Guidelines, the Board Governance Committee considers the following factors in evaluating candidates, in addition to such other factors that the Board Governance Committee deems relevant:

•	Personal Characteristics: leadership, integrity, interpersonal skills and effectiveness, accountability and high performance standards;

•	Business Attributes: high levels of leadership experience in business, substantial knowledge of issues faced by publicly-traded companies, experience in positions demonstrating expertise, including on other boards of directors, financial acumen, industry and Company knowledge, diversity of viewpoints and experience in international markets and strategic planning;

•	Independence: independence based on the standards established by the NYSE, the SEC and any other applicable laws or regulations;

•	Professional Responsibilities: willingness to commit the time required to fully discharge his or her responsibilities, commitment to attend meetings, ability and willingness to represent the stockholders’ long and short-term interests, awareness of our responsibilities to our customers, employees, suppliers, regulatory bodies and the communities in which we operate and willingness to advance his or her opinions while supporting the majority Board decision, assuming questions of ethics or propriety are not involved;

•	Governance Responsibility: ability to understand, and distinguish between, the roles of governance and management; and

•	Availability and Commitment: availability based on the number of commitments to other entities existing or contemplated by the candidate.

The full text of our Board of Directors Qualification Guidelines can be found on our website at http://www.lennoxinternational.com by following the links “About Us — Corporate Governance — Board of Director Qualification Guidelines.”

When a vacancy occurs on the Board, a majority of the directors then in office may fill the vacancy, or the vacancy may remain open or the size of the Board may be reduced. The Board Governance Committee evaluates and recommends to the Board nominees for election to the Board.

Stockholder Nominations for Director

The Board Governance Committee considers nominees for election to the Board recommended by stockholders in the same manner as other candidates. A stockholder wishing to nominate a candidate for election to the Board at a meeting of the stockholders (“Nominating Stockholder”) is required to give written notice to our Corporate Secretary of his or her intention to make a nomination in accordance with the terms of our Bylaws. The Nominating Stockholder must be a holder of record of stock of the Company entitled to vote at the annual meeting and must appear at the annual meeting to nominate such person. The Nominating Stockholder must include a written consent of its proposed director nominee. The proposed director nominee must also represent and agree that he or she (i) has not and will not give any assurance or commitment not disclosed to the Company on how he or she would vote on any issue or question, (ii) has not and will not become party to any agreement not disclosed to the Company regarding direct or indirect compensation (other than from the Company) for his or her service as a director and (iii) if elected, will comply with all applicable policies and guidelines of the Company. We must receive the notice of nomination at least 60 days but no more than 90 days prior to the annual meeting of stockholders, or if we give less than 70 days’ notice of the date of the annual meeting of stockholders, the notice of nomination must be received within 10 days following the date on which notice of the date of the annual meeting of stockholders was mailed or such public disclosure was made to our stockholders.

Pursuant to our Bylaws, the notice for the proposed director nominee must contain certain information about the nominee, the Nominating Stockholder and any person “acting in concert” with the Nominating Stockholder, including descriptions of any arrangements or understanding related to the nomination, the information that would be required if such person was making a stockholder proposal (as described under “Stockholder Proposals for the 2016 Annual Meeting of Stockholders — Proposals to be Offered at the 2016 Annual Meeting”) and other information sufficient to allow the Board Governance Committee to determine if the candidate meets our qualification criteria for Board membership. The Board Governance Committee may require that the proposed director nominee furnish additional information in order to determine that person’s eligibility to serve as a director. A nomination that does not comply with the above procedure will be disregarded. Nominating Stockholders whose nominations comply with the foregoing procedure and who meet the criteria described above under the heading “Director Nomination Process and Nominee Criteria”, and in our Corporate Governance Guidelines, will be evaluated by the Board Governance Committee in the same manner as the Board Governance Committee’s nominees.

Stockholder Communications with Directors

Stockholders may send written communications to the Board by email to directors@lennoxintl.com, or by regular mail to 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Board of Directors, c/o Corporate Secretary.

Stockholder communications received by the Corporate Secretary will be delivered to one or more members of the Board or management, as determined by the Corporate Secretary. Any allegations of accounting, internal controls or auditing-related complaints or concerns will be directed to the Chairman of the Audit Committee.

Interested parties may communicate with non-management directors of the Board by sending written communications to the addresses listed above to the attention of the Chairman of the Board.

Other Corporate Governance Policies and Practices

Code of Business Conduct

The Company has adopted a Code of Business Conduct that applies to all its directors and employees, including its senior financial and principal executive officers. The Code of Business Conduct covers a variety of matters, such as acting with integrity and compliance with laws, including anti-corruption laws. Amendments to and waivers, if any, of the Code of Business Conduct as it pertains to the executive officers will be disclosed on our website. The Code of Business Conduct is available on the Company’s website at http://www.lennoxinternational.com by following the links “About Us — Our Core Values — Code of Conduct.”

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines that are available on the Company’s website at http://www.lennoxinternational.com by following the links “About Us — Corporate Governance — Corporate Governance Guidelines.”

Executive Session Meetings

In accordance with our Corporate Governance Guidelines, the independent members of our Board, all of whom are non-management directors, meet regularly in executive session without the presence of management. The Lead Director chairs the executive session meetings of our independent directors.

Whistleblower Procedures

The Audit Committee has established procedures for the handling of complaints regarding accounting, internal accounting controls, or auditing matters, including procedures for confidential and anonymous submission by our employees of concerns regarding such matters. The Company’s Code of Business Conduct prohibits retaliation against employees who report violations or suspected violations of the Code of Business Conduct.

PROPOSAL 3:

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking our stockholders for an advisory vote at the Annual Meeting to approve the compensation of our Company’s named executive officers, or NEOs (the “Say-on-Pay vote”), as disclosed in this Proxy Statement. The Say-on-Pay vote is an advisory vote on the resolution below and is not binding on the Company or the Board. Although the vote is non-binding, the Directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions. Our Board has determined to hold Say-on-Pay votes annually until the next advisory vote on the frequency of Say-on-Pay votes that will take place at our 2017 annual meeting of stockholders.

As described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company designed its market competitive NEO compensation program to reward successful execution of our business strategy and achievement of desired business results, with a focus on creating alignment with the interests of our stockholders. Our program seeks to achieve these goals on an annual and long-term basis through an appropriate combination of base pay, annual incentives and long-term incentives.

For our NEOs, the majority of compensation is both stock-based and contingent on performance. The annual incentive payout is based on Company financial performance metrics, and for NEOs that are business segment leaders, a combination of Company and business segment metrics. In addition, long-term incentives currently include: (i) stock appreciation rights (“SARs”), which are designed to incentivize NEOs to grow our business and deliver increased returns to our stockholders, (ii) restricted stock units (“RSUs”), which are designed to support our retention efforts, and (iii) performance shares units (“PSUs”), which are designed to link compensation to the Company’s three-year financial performance as measured by return on invested capital and net income growth.

The Company also has several governance policies in place to align executive compensation with stockholder interests and mitigate risk. These policies include: stock ownership guidelines, a prohibition on hedging and pledging of Company stock, and a clawback policy. These programs are discussed in detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.

In 2014, the Company continued to drive business performance and create stockholder value through its execution of productivity initiatives, leadership in innovative product systems and solutions and appropriate use of cash. In this regard, some highlights of our 2014 performance are outlined below.

•	Net revenue up 5% from 2013 to approximately $3.4 billion;

•	Diluted GAAP EPS from continuing operations of $4.28, up 21% from $3.55 in 2013;

•	One-year total stockholder return of 13%, three-year total stockholder return of 193% and five-year total stockholder return of 162%; and

•	Increased dividend 25% and accelerated our stock repurchases — paid $53 million in dividends and $550 million for stock repurchase programs.

Financial results in prior periods have been revised to reflect sold businesses in discontinued operations as described in more detail in our Form 10-K for the year ending December 31, 2014. Total stockholder return calculations assume reinvestment of dividends.

We are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE

COMPENSATION OF THE NEOS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4

RE-APPROVE THE LENNOX INTERNATIONAL INC. 2010 INCENTIVE PLAN

Our Board, the Compensation and Human Resources Committee (the “Committee”), and Company management all believe that the effective use of cash and equity-based incentives has been a key component of our company’s success in the past and is vital to our company’s achievement of strong performance in the future. On May 13, 2010, stockholders of our Company last approved an amendment and restatement of the Company’s Incentive Plan (as amended, the “2010 Plan” or “the Plan”) to, among other things, approve the material terms for performance-based awards for purposes of compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Our Board recently approved the re-submission of the 2010 Plan to our company’s stockholders at the 2015 Annual Meeting. The 2010 Plan is not being amended and the principal features of the 2010 Plan are summarized below. This summary does not include all information about the Plan. A copy of the Plan is included as Appendix A to this Proxy Statement, and the following description is qualified in its entirety by reference to the text of the 2010 Plan.

We are not changing the 2010 Plan and, in particular, are not increasing the amount of shares available for issuance or adjusting any of the individual award limits contained in the 2010 Plan. We are asking for your approval of the material terms for performance-based awards for purposes of compliance with Section 162(m) of the Code, as described in the next paragraph.

Under Section 162(m) of the Code and applicable regulations, we must seek your approval of our incentive plan at intervals of no more than five years to preserve our Company’s ability to receive a federal income tax deduction for certain performance-based awards. Our stockholders must approve the material terms of performance-based compensation plans, including the employees eligible to receive compensation under the plan, a description of the business criteria on which performance goals are based, and the maximum amount of compensation that could be paid to any employee under the plan, to ensure that performance-based compensation over $1 million payable to our CEO and certain other highly compensated executive officers is tax deductible and qualifies under Section 162(m) of the Code. In accordance with these requirements, we are asking our stockholders to re-approve the 2010 Plan in order to extend the 2010 Plan’s qualification under Section 162(m) of the Code for incentives established within the next five years.

Summary of the 2010 Plan

Objectives

The objectives of the Plan are to attract and retain employees, non-employee directors and independent contractors to our Company and to reward successful execution of our business strategy and achievement of desired business results. Plan awards provide participants with a proprietary interest in the growth and performance of our Company, and help to align the interests of Plan participants with the interests of our stockholders.

Shares Subject to Plan

Any shares issued under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market. Subject to adjustment in the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting our Company’s shares or their value, a total of 24,254,706 shares of our common stock are authorized for issuance or transfer under the Plan, of which 22,094,706 shares of our common stock are available for awards to employees and consultants and 2,160,000 shares are available for awards to directors. For awards made under the Plan after December 31, 2009, no more than 2,922,553 shares may be issued to employees and consultants, no more than 842,790 shares may be issued to directors, and only 1,859,651 of the total shares authorized for issuance under the Plan will be available for full-value restricted stock awards, restricted stock unit awards, performance shares, performance units and other share-based awards to employees, directors or consultants. Under the Plan, a director may not be granted in any calendar year awards with respect to more than 40,000 shares, except that a non-employee chairman of the Board may be granted in any calendar year awards with respect to up to 200,000 shares.

Subject to adjustment in the instances described above, no participant under the Plan may, in any calendar year:

•	be granted options with respect to more than 1,000,000 shares;

•	be granted stock appreciation rights with respect to more than 1,000,000 shares; and

•	be granted restricted stock awards, restricted stock unit awards, performance awards or other share-based awards that are intended to comply with the performance-based exception under Section 162(m) of the Code and are denominated in shares with respect to more than a total of 500,000 shares.

In addition, the maximum dollar value that may be granted to any participant in any calendar year with respect to cash-based performance awards that are intended to comply with the performance-based exception under Section 162(m) of the Code is $5,000,000. If an award is cancelled, the cancelled award will continue to be counted toward the share or dollar value limitations described above.

Shares of our common stock issued as substitution awards in connection with an acquisition of another entity by us will not reduce the number of shares available for awards under the Plan. In addition, we may use shares under a pre-existing, stockholder-approved plan of a Company acquired by or combined with us for awards under the Plan, and those shares will not reduce the total number of shares available for grant under the Plan. However, such shares may only be used for grants of awards made prior to the expiration of the pre-existing plan and to persons who were not employees or directors of ours prior to such acquisition or combination. Under the Plan, if shares subject to an award are forfeited, an award expires or terminates without issuance of shares, or an award is settled in whole or in part for cash, those shares subject to forfeiture, expiration, termination, cash settlement or non-issuance will again be available for award grants.

Notwithstanding anything to the contrary contained in the Plan, the following shares will not be added to the shares authorized for grant under the Plan: (i) shares tendered by the participant or withheld by the Company in payment of the purchase price of an option, or to satisfy any tax withholding obligation with respect to an option; and (ii) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options or options granted under a prior plan.

On March 23, 2015, the last reported sale price of our Company’s common stock in NYSE composite transactions was $109.95 per share.

Eligibility and Administration

Any Company employee, non-employee director, or consultant will be eligible to be a participant under the Plan. The Committee has the authority to administer the Plan and to take all actions that are specifically contemplated by the Plan or are necessary or appropriate in connection with the administration of the Plan, except with respect to matters that are required to be administered by the Board. Any action or determination by the Committee specifically affecting or related to a director award will require the prior approval of the Board. To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the NYSE, the Committee may delegate to (i) a committee of two or more directors of our

Company any of the authority of the Committee under the Plan, including the right to grant, cancel, or suspend awards and (ii) to one or more executive officers or a committee of executive officers the right to grant awards to employees who are not directors or executive officers of our Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend awards to employees who are not directors or executive officers of our Company.

The Committee has full power and authority, subject to the provisions of the Plan and to any resolutions consistent with the Plan as may from time to time be adopted, to:

•	select the employees, directors, and consultants to whom awards may be granted under the Plan;

•	determine the type or types of awards to be granted to each participant under the Plan;

•	determine the number of shares to be covered by each award granted under the Plan;

•	determine the terms and conditions, not inconsistent with the provisions of the Plan, of any award granted under the Plan;

•	determine whether, to what extent and under what circumstances awards may be settled in cash, shares, or other property;

•	determine whether, to what extent, and under what circumstances cash, shares, other property, and other amounts payable with respect to an award made under the Plan will be deferred either automatically or at the election of the participant;

•	determine whether, to what extent, and under what circumstances any award will be canceled or suspended;

•	interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any award agreement;

•	correct any defect, supply any omission or reconcile any inconsistency in the Plan or any award in the manner and to the extent that the Committee deems desirable to carry it into effect;

•	establish such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan;

•	determine whether any award, other than an option or stock appreciation right, will have dividend equivalents; and

•	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

No Repricing

Neither the Committee nor the Board may, without the approval of our Company’s stockholders, reduce the grant price per share of an option or a stock appreciation right after it is granted, cancel an option or stock appreciation right when the grant price per share exceeds the fair market value of one share in exchange for cash or another award (other than in connection with a change in control or a corporate transaction as provided for in the Plan), or take any other action with respect to an option or stock appreciation right that would be treated as a repricing under the NYSE rules and regulations.

Awards

Awards under the Plan may be granted singly, in combination or in tandem. Awards under the Plan may be evidenced by an award agreement with such terms and conditions as the Committee determines, that are not inconsistent with the terms of the Plan. The types of awards that may be made to participants under the Plan are as follows:

Stock Options. Stock options are rights to purchase a specified number of shares of common stock at a specified price. An option granted pursuant to the Plan may consist of either an incentive stock option that complies with the requirements of Section 422 of the Code, or a non-qualified stock option that does not comply with such requirements. Only Company employees may receive incentive stock options. Options granted under the Plan must have an exercise price per share that is not less than the fair market value of the common stock underlying the option on the date of grant, except in the case of a grant of incentive stock options to a participant who, at the time of the grant, owns Company stock representing more than 10% of the voting power of all classes of Company stock, the option price per share will be no less than 110% of the fair market value of one share on the date of grant. Options granted under the Plan may not include provisions that “reload” the option upon exercise.

The exercise price of an option must be paid in full at the time an option is exercised. Payment for an option must be made either in cash or cash equivalents, shares of Company common stock or through any other method specified in an award agreement, or, with the consent of the Committee, by other consideration having a fair market value on the exercise date equal to the total purchase price or by withholding shares otherwise issuable in connection with the exercise of the option, or any combination of the foregoing. The Committee has the sole discretion to provide that the shares issued upon an option’s exercise will be in the form of restricted stock. An option granted under the Plan may not be exercised for a fraction of a share.

The Committee may grant incentive stock options to any employee, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether shares are available for the grant of incentive stock options under the Plan, the maximum aggregate number of shares that may be issued pursuant to incentive stock options granted under the Plan will be 2,922,553 shares, subject to adjustment as provided in the Plan.

Options granted to Company employees will not be exercisable before the expiration of one year from the date the option is granted except in the case of a company acquired by or combined with us, under special circumstances determined by the Committee, as contemplated in a change in control, or as may be set forth in an award agreement with respect to the participant’s retirement, death, or disability. The restriction on exercisability before the expiration of one year from the date the option is granted will not apply to options granted to non-employee directors or consultants. The Committee will fix the term of each option granted under the Plan, except that no option will be exercisable after the expiration of ten years from the date of grant and, in the case of an incentive stock option granted to a participant, who owns Company stock representing more than 10% of the voting power of all classes of Company stock at the time of the grant, the option term may not exceed five years from the date of grant. An award agreement may provide that if, on the last day of the option term, the fair market value of one share exceeds the option price per share, the participant has not exercised the option and the option has not expired, the option will be deemed to have been exercised by the participant on the last day of the option term with payment made by withholding shares otherwise issuable in connection with the option exercise.

Stock Appreciation Rights. A stock appreciation right gives the recipient the right to receive a payment in cash or Company common stock equal to the excess of the fair market value, or a lesser amount determined by the Committee, of a share of Company common stock on the date the right is exercised over the grant price of the stock appreciation right. The Committee will determine in its sole discretion whether payment of a stock appreciation right is made in cash, whole shares or other property, or any combination.

A stock appreciation right granted under the Plan will:

•	have a grant price not less than the fair market value of one share on the date of grant or, if applicable, on the date of grant of an option with respect to a stock appreciation right granted in exchange for or in tandem with, but subsequent to, the option (subject to the requirements of Section 409A of the Code), except in the case of awards made when a company is acquired by or combined with us or in connection with an adjustment as described below;

•	have a term not greater than ten years; and

•	not be exercisable before the expiration of one year from the date of grant, except for in the case of awards made when a company is acquired by or combined with us, in the event of a change in control or as may be set forth in an award agreement with respect to the participant’s retirement, death or disability.

The restriction on exercisability before the expiration of one year from the date of grant will not apply to stock appreciation rights granted to non-employee directors or consultants. An award agreement may provide that if, on the last day of a stock appreciation right term, the fair market value of one share exceeds the grant price per share of the stock appreciation right and the stock appreciation right has not expired, the stock appreciation right will be deemed to have been exercised by the participant on the last day of the term, with payment made by withholding shares otherwise issuable in connection with the exercise.

Restricted Stock and Restricted Stock Unit Awards. Awards of restricted stock and of restricted stock units may be granted under the Plan to participants, and such awards may be made as a form of payment of performance awards and other earned cash-based incentive compensation. The Committee may determine if the participant must provide any consideration (other than services) to our Company before the issuance of restricted stock or restricted stock units. Unless the award agreement provides otherwise, participants holding restricted stock awards may vote the shares and receive distributions. A participant receiving a restricted stock unit award will not have voting or dividend rights for the underlying award shares. Unless otherwise provided in an award agreement, if the restrictions have not lapsed for any restricted stock or restricted stock unit award, then any distributions of shares or any other property except cash will have the same restrictions as such award.

Except in the case of a company acquired by or combined with us, under special circumstances determined by the Committee, as contemplated in a change in control, or as may be set forth in an award agreement with respect to the participant’s retirement, death or disability, restricted stock awards and restricted stock unit awards subject only to continued employment with our Company will have a vesting period of not less than one year from date of grant, subject to accelerated vesting in the Committee’s discretion if the participant’s service with our Company terminates. The Committee may, in its discretion, waive the forfeiture period and any other conditions set forth in an award agreement for restricted stock or restricted stock units. The minimum vesting period requirement of one year will not apply to restricted stock awards or restricted stock unit awards granted to non-employee directors or consultants.

Other Share-Based Awards. Our Company may grant participants other share-based awards under the Plan, which include other awards of shares and other awards that are valued by reference to, or are otherwise based on, shares or other property, including deferred stock units. Any dividend distribution other than cash made under another share-based award that vests based on achievement of performance goals will be subject to the same restrictions and risk of forfeiture as the shares covered by the award. Other share- based awards may be paid in cash, shares, or other property, or any combination. Other share-based awards may be paid in a lump sum or in installments or on a deferred basis subject to the requirements of Section 409A of the Code.

Except in the case of a company acquired by or combined with us, under special circumstances determined by the Committee, as contemplated in a change in control, or as may be set forth in an award agreement with respect to the participant’s retirement, death, or disability, other share-based awards subject only to continued

service with our Company will have a vesting period of not less than one year from date of grant, subject to accelerated vesting in the Committee’s discretion if the participant’s service with our Company terminates. The Committee may, in its discretion, waive the forfeiture period and any other conditions set forth in an award agreement for other share-based awards, subject to Section 162(m) of the Code. The minimum vesting period of one year will not apply to other share-based awards granted to non-employee directors or consultants.

Performance Awards. Performance awards are subject to the attainment of one or more performance goals which are described below, and may be paid in cash, shares or other property. The Committee will determine the amount of any performance award, the performance criteria to be achieved and the length of the performance period. Except in the case of a company acquired by or combined with us, under special circumstances determined by the Committee, as contemplated in a change in control, or as may be set forth in an award agreement with respect to the participant’s retirement, death or disability, performance share awards will have a performance period of not less than one year from date of grant. Except in the event of a change in control or as may be provided in an award agreement, performance awards will be distributed only after the end of the performance period. Performance awards may be paid in a lump sum or in installments after the end of the performance period or on a deferred basis subject to the requirements of Section 409A of the Code.

The Committee establishes performance goals for participants who have received performance awards, and the performance goals will be based on one or more, or a combination, of the following criteria, or the attainment of specified levels of or growth or improvement in one or more of the following criteria: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in or maintenance of the price of the shares or any other publicly-traded securities of our Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; expense levels; working capital levels, including cash, inventory and accounts receivable; operating margins, gross margins or cash margin; year-end cash; debt reduction; stockholder equity; operating efficiencies; research and development achievements; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or our Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or our Company’s third-party manufacturer’s)); strategic partnerships or transactions; establishing relationships with commercial entities with respect to the marketing, distribution and sale of our Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of our Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios measuring liquidity, activity, profitability, working capital or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of our Company’s equity or debt securities; factoring transactions; sales or licenses of our Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); and implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel.

Dividends and dividend equivalents distributed in connection with a performance award will be subject to restrictions and risk of forfeiture to the same extent as the award with respect to which such cash, stock, or other property has been distributed.

Failure to Receive Stockholder Approval; Amendment and Termination of 2010 Plan

If the 2010 Plan is not re-approved by our Company’s stockholders, the 2010 Plan will remain in full force and effect, except as may be limited under Section 162(m) of the Code, which would likely limit our ability to make future awards of options and time-based other awards. The Board may alter, amend, suspend or terminate the 2010 Plan as it deems advisable, subject to any legal requirement for stockholder approval and to compliance with all applicable laws. No amendment or termination of the Plan may impair the rights of a participant in any material respect under any award previously granted without such participant’s consent. The 2010 Plan will terminate on the tenth anniversary of its May 13, 2010 effective date.

Change in Control and Effect of a Change in Control

A change in control will be deemed to have occurred if the event set forth in any one of the following paragraphs has occurred:

(i) Any person (other than an exempt person) becomes the beneficial owner of 35% or more of the shares of outstanding Company common stock or 35% or more of the combined voting power of the Company’s outstanding voting stock; provided, however, that no change in control will be deemed to occur for purposes of this paragraph if such person becomes a beneficial owner of 35% or more of the shares of common stock or 35% or more of the combined voting power of the Company’s voting stock solely as a result of an exempt transaction or an acquisition by a person pursuant to a reorganization, merger or consolidation, if, after such event, the conditions described in clauses (A), (B) and (C) of subsection (iii) of this definition are satisfied;

(ii) A majority of the individuals who constitute the Board cease for any reason to be directors; with the exception of any individual becoming a new director whose election, or nomination for election, was approved by a vote of at least a majority of the directors in place prior to the majority of individuals who constitute the Board ceasing for any reason to be directors and any individual whose initial assumption of office occurs as a result of any election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board;

(iii) Approval by Company stockholders of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than 65% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting stock of such corporation is beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners of the outstanding Company common stock immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation of the outstanding Company common stock, (B) no person (excluding any exempt person or any person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 35% or more of the Company’s outstanding common stock or 35% or more of the combined voting power of the Company’s voting stock then outstanding) beneficially owns, directly or indirectly, 35% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting stock of such corporation and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Board existing at the time of the execution of the initial agreement or initial action by the Board providing for such reorganization, merger or consolidation; or

(iv) Approval by Company stockholders of a complete liquidation or dissolution of the Company, unless it is approved as part of a plan of liquidation and dissolution involving a sale or disposition of all or substantially all of the assets of the Company, or the sale or disposition of substantially all of the assets of the Company to a corporation with respect to which, following such sale or other disposition: (A) more than

65% of the then outstanding shares of common stock of such corporation and the combined voting power of the voting stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners of the outstanding common stock immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the outstanding common stock, (B) no person (excluding any exempt person and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 35% or more of the common stock then outstanding or 35% or more of the combined voting power of the voting stock of the Company then outstanding) beneficially owns, directly or indirectly, 35% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting stock of such corporation, and (C) at least a majority of the members of the board of directors of such corporation were members of the Board existing at the time of the execution of the initial agreement or initial action of the Board providing for such sale or other disposition of assets of the Company.

Unless otherwise specified or as set forth in a change in control agreement approved by the Committee, in the event of a change in control (as defined above) of the Company: (i) those options and stock appreciation rights outstanding as of the date of the change in control will immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to restricted stock, restricted stock units, performance shares, and performance units will lapse and the awards will become free of all restrictions, limitations and conditions and become fully vested at target, and (iii) the restrictions, other limitations and other conditions applicable to any other share-based awards or any other awards will lapse, and such other share-based awards or such other awards may become free of all restrictions, limitations and conditions and become fully vested at target and transferable to the full extent of the original grant.

The Committee may determine in its discretion that, upon the occurrence of a change in control of the Company, each option and stock appreciation right outstanding will terminate within a specified number of days after notice to the participant, or that each participant will receive, with respect to each share subject to such option or stock appreciation right, an amount equal to the excess of the fair market value of such share immediately prior to the occurrence of such change in control over the exercise price per share of such option or stock appreciation right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee determines in its discretion.

Adjustments

The Committee will make adjustments or other substitutions to the Plan and to awards it deems equitable or appropriate, taking into consideration the accounting and tax consequences, in the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Company’s shares or their value.

Limits on Transferability

In general, an award under the Plan will not be assignable or transferable other than by will or the laws of descent and distribution. To the extent permitted under Section 409A of the Code and approved by the Committee, a participant may transfer awards to certain family members or to a trust or other entity meeting certain ownership requirements. In no event may a transfer of an award be made for value.

Deferral; Clawback

The Committee is authorized to establish procedures to defer payment of an award.

Tax Withholding

To the extent our Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized under the Plan, our Company may withhold an amount of shares with a fair market value equal to the statutory minimum amount required to be withheld.

Cancellation or Forfeiture; Clawback

An award agreement may provide for the cancellation or forfeiture of an award and repayment to our Company of any gain related to an award upon such terms and conditions as may be determined by the Committee in its sole discretion.

Foreign Employees and Consultants

Awards to participants who are foreign nationals or are providing services outside the U.S. may be made on different terms and conditions than those applicable to awards to employees or consultants providing services in the U.S. as the Committee determines are necessary or desirable in order to recognize differences in local law or tax policy.

Plan Benefits

Because the Committee has discretion over the granting of awards to employees, non-employee directors, and consultants under the Plan, we cannot determine which persons may be granted awards. Additionally, we are unable to estimate the number of shares of our Company’s common stock that may be awarded under the Plan. As of March 20, 2015, the Company had approximately 9,900 employees.

U.S. Federal Income Tax Consequences

The following is a general discussion of the current U.S. federal income tax consequences of awards under the Plan. These federal tax laws may change and the federal, state, and local tax consequences for any employee will depend upon his or her individual circumstances. This summary does not address all potential tax consequences related to awards, such as estate and gift taxes, foreign taxes, and state and local taxes.

Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units

A participant generally will not have taxable income upon grant of restricted stock, restricted stock units, performance shares or performance units. Instead, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the vested shares of common stock when distributed over the exercise price (if any) paid for such common stock. For restricted stock only, a participant may elect to be taxed at the time of grant.

Nonqualified Stock Options and Stock Appreciation Rights

The grant of a non-qualified stock option or stock appreciation right will not result in taxable income to the participant. Upon the exercise of a non-qualified stock option, a participant generally will realize ordinary taxable income equal to the difference between the option price and the fair market value of the common stock underlying the option on the date of exercise. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the difference between the fair market value of the common stock underlying the stock appreciation right on the date of grant and the fair market value of our common stock on the date of exercise.

Incentive Stock Options

Upon the grant or exercise of an incentive stock option, a participant will not recognize taxable income. However, the excess of the fair market value of the shares at the time of exercise over the option price will be a preference item that could create an alternative minimum tax liability for the participant. The participant will recognize taxable income in the year in which the shares of common stock underlying the incentive stock option are sold or disposed of.

If a participant disposes of the shares acquired on exercise of an incentive stock option after the later of two years from the option grant date and more than one year from the exercise date, the gain recognized by the participant, if any, will be a long-term capital gain at this time. If the participant disposes of the shares within two years of the grant of the incentive stock option or within one year of exercise of the incentive stock option, then a disqualifying disposition will occur and the participant generally will recognize ordinary income in the year of the disposition equal to the lesser of: (i) the excess of the fair market value of such shares on the exercise date over the exercise price paid for the shares, and (ii) the amount realized on the sale or disposition over the exercise price paid for the shares. The balance of the gain or loss, if any, will be long-term or short-term capital gain, depending on how long the shares were held.

Cash Awards and Performance Awards Payable in Cash

The participant will recognize taxable ordinary income when cash awards or performance awards payable in cash are paid to the participant.

Our Company’s Income Tax Deduction

Subject to the rules regarding reasonable compensation, and assuming that performance awards paid under the Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Plan. However, we will not receive any income tax deduction when a participant recognizes capital gain income upon disposition of shares of common stock received pursuant to an incentive stock option or any other form of award.

THE BOARD RECOMMENDS A VOTE “FOR”

RE-APPROVING THE LENNOX INTERNATIONAL INC. 2010 INCENTIVE PLAN.

EXECUTIVE COMPENSATION

Compensation Discussion And Analysis

Executive Summary

The Company’s executive compensation program is designed to attract, retain and motivate leadership talent, align executive compensation with short- and long-term business goals, maintain market competitiveness and drive increased stockholder value by maintaining a strong alignment between pay and performance. Set forth below are highlights of our 2014 financial performance and a description of the direct linkage between our executive compensation program and our financial performance.

Financial Highlights

In 2014, the Company continued to drive business performance and create shareholder value through its focus on innovation, productivity and appropriate use of cash. Highlights of our 2014 performance are outlined below:

•	Net sales up 5% from 2013 to approximately $3.4 billion;

•	Diluted GAAP EPS from continuing operations of $4.28, up 21% from 2013;

•	One-year total stockholder return of 13%, three-year total stockholder return of 193% and five-year total stockholder return of 162%; and

•	Increased dividend 25% and accelerated our stock repurchases — paid $53 million in dividends and $550 million for stock repurchase programs.

Financial results, including those from prior periods, are described in more detail in our Form 10-K for the year ending December 31, 2014. All total stockholder return calculations assume reinvestment of dividends.

Pay-for-Performance Linkage

The Company follows a pay-for-performance philosophy for both our annual short-term and long-term incentive programs. Highlights of our incentive compensation programs and how they are linked to our pay-for-performance philosophy include:

•	85% of our CEO’s compensation is variable – either tied to annual short-term or long-term incentive compensation;

•	70% of our NEOs’ long-term incentive compensation is performance-based, with the remainder provided as RSUs for retention purposes;

•	CEO compensation in 2014 (as shown in the Summary Compensation Table) increased at roughly the same rate as our one-year total stockholder return; and

•	Actual payouts under our Performance Share Unit Program have ranged from 87% to 200% of target (147% of target average) over the last three completed performance cycles (each spanning three years and overlapping with each other), while total stockholder return over that same five-year period has increased 162%.

Overview

This Compensation Discussion and Analysis (“CD&A”) describes the philosophy and objectives of the compensation program for our NEOs. The Compensation and Human Resources Committee of the Board (the “Committee”) establishes and administers our executive compensation program, practices and policies. The

Committee receives input from management and its executive compensation consultant, and considers competitive practices, our business objectives, stockholder interests, regulatory requirements and other relevant factors to develop our executive compensation program in an effort to most effectively drive the achievement of the Company’s business objectives.

Shareholder Input

The Committee considers input from shareholders, including the results of the Say-on-Pay vote, in determining compensation policies and decisions. At our 2014 Annual Meeting, 95% of votes cast on the Say-on-Pay resolution approved the compensation program described in our 2014 proxy statement. Notwithstanding this strong support from stockholders, management has continued to dialogue with proxy advisors and investors to better understand investors’ concerns regarding executive compensation and governance. The Say-on-Pay vote results were one of many factors the Committee considered in deciding to not implement any major changes to the executive compensation program in 2014.

Positive Governance Practices

The Committee assesses trends and developments in executive compensation practices and implements those that best fit with the Company’s business strategy and our shareholders’ long-term interests. Below are some of the practices we’ve incorporated, which are also described in more detail elsewhere in this Proxy Statement:

•	Long-Term Balance. Provide balanced portfolio of long-term incentive awards to drive performance and retention

•	Independent Advisor. Annual review and engagement of independent compensation consultant reporting directly to the Committee

•	Risk Assessment. Mitigate undue risk in compensation plans by performing annual risk assessment and applying caps on awards and payouts

•	Limited Perquisites. Offer limited perquisites consisting predominately of a modest monthly cash stipend

•	Robust Ownership. Require meaningful share ownership for executive officers and Board members through ownership guidelines

•	Clawback. Permit Committee to clawback incentive compensation for executive officers

•	Repricing. Do not allow repricing or cash buyouts of underwater stock appreciation rights or stock options

•	Excise Tax. Do not provide 280G tax gross-ups for any new change-in-control agreements entered into after 2009

•	Anti-Hedging / Pledging. Do not allow hedging or pledging of Company stock

•	Dividends Withheld. Do not pay or accrue dividends on unvested restricted stock, performance shares, stock appreciation rights or stock options

Executive Compensation Philosophy and Key Objectives

Pay-for-Performance

We maintain a pay-for-performance philosophy designed to reward successful execution of our business strategy and achievement of desired business results, with a focus on aligning compensation opportunities with the interests of our stockholders. When our financial results exceed expected performance, monetary rewards to our NEOs generally pay out at higher levels. When our financial results fall below expected performance, monetary awards to our NEOs generally pay out at lower levels and may not pay out at all.

Recent payouts under our short-term incentive program and our long-term incentive program demonstrate the strong link between Company performance and actual payments made to our NEOs. In 2014, overall Company performance was generally in line with expectations and, as a result, most of our NEOs received approximately the target level of payouts under our annual short-term incentive compensation program. Our residential business segment exceeded expected performance, and as a result Mr. Young earned an above target-level payout under our annual short-term incentive compensation program. Over the last three years, our financial performance resulted in a three-year total stockholder return of 193% and, as a result, our NEOs received a maximum performance share unit payout of 200% of target. These results are consistent with our pay-for-performance approach and results-oriented compensation.

The graph below illustrates the alignment of pay and performance by showing changes in annual CEO compensation (using totals from the Summary Compensation Table) versus changes in total shareholder return (“TSR”) over the last several years.

$ amounts are in thousands. TSR represents the change in a $100 investment from the end of fiscal year 2009 assuming reinvestment of dividends.

Key Strategic Objectives

The strategic objectives of our executive compensation program are to:

•	attract, retain and motivate top executive talent;

•	align compensation with the achievement of short-term and long-term business goals;

•	maintain a market-competitive executive compensation program; and

•	drive increased stockholder value by maintaining a strong alignment between pay and performance.

The following table lists each element of executive compensation and how the Committee believes it correlates to our compensation philosophy and key objectives.

Executive Compensation Elements	Attract Top Talent	Retain & Motivate Top Talent	Achieve Short- Term Goals	Achieve Long- Term Goals	Maintain Market Competiveness	Pay for Performance
Base Salary	✓	✓			✓
Short-Term Incentive Program	✓	✓	✓		✓	✓
Long-Term Incentive Program
Performance Share Units	✓	✓		✓	✓	✓
Restricted Stock Units	✓	✓			✓
Stock Appreciation Rights	✓	✓	✓	✓	✓	✓
Perquisites	✓	✓			✓
Benefit Programs	✓				✓

Competitive Compensation

Market Analysis

To maintain a market-competitive program, the Committee uses benchmarking data when establishing executive compensation. Benchmarking against a representative peer group assists the Committee in assessing the competitiveness of our executive compensation program.

Our Company’s compensation peer group, as reviewed and approved by the Committee, includes the following 15 companies (the “Compensation Peer Group”):

• A. O. Smith Corporation	• Flowserve Corporation	• Rockwell Automation, Inc.

• Acuity Brands, Inc.	• Kennametal Inc.	• Snap-On Incorporated

• Armstrong World Industries, Inc.	• Owens Corning	• SPX Corporation

• Briggs & Stratton Corporation	• Pentair, Inc.	• The Timken Company

• Crane Company	• Regal Beloit Corporation	• USG Corporation

The Committee selected the members of the Compensation Peer Group using the following criteria:

•	industry — building products, electrical components/equipment, household appliances and industrial machinery;

•	revenues of approximately 0.5 to 2.0 times our revenues;

•	business and product mix similar to ours; and

•	international presence and operations.

In 2014, the Committee analyzed the Compensation Peer Group based on the criteria above, and adjusted it by replacing Dover Corporation with Regal Beloit Corporation because Dover’s revenue grew too large. Although other potential peer companies fit these selection criteria, the Committee felt Regal Beloit Corporation was the best choice given its relative size (revenue, market capitalization and employees) and business mix.

In addition to comparing our NEO compensation to the compensation provided by our Compensation Peer Group, the Committee also referenced published compensation data and other studies of compensation trends and practices (with all such data and practices, including our Compensation Peer Group, collectively referred to as the “Market”).

Pay Positioning and Compensation Mix

For 2014, the Committee targeted base salary for the Company’s NEOs at the 50th percentile of the Market. The Committee set short-term incentive and long-term incentive target award values between the 50th and 65th percentiles of the Market and included stretch performance goals, allowing the Company to maintain a strong pay-for-performance link while attracting and retaining leadership talent.

The Committee granted a majority of total compensation to our NEOs in the form of incentive compensation. The graphs below illustrate the 2014 target compensation mix for the CEO and the average target compensation mix for the other NEOs.

CEO — Target Compensation Mix	Other NEOs — Target Compensation Mix

The CEO’s target compensation mix, typical with Market practice, has a slightly greater percentage of “at-risk” performance-based incentive compensation than the other NEOs due to his broad influence on Company performance.

Process for Determining Named Executive Officer Compensation

Role of Management

The Committee obtained input from various members of management when making executive compensation decisions. The CEO made recommendations to the Committee with respect to all of the elements of compensation to be offered to each of the other NEOs. The CEO’s recommendations on NEO pay were developed in consultation with the Chief Human Resources Officer and the Committee’s compensation consultant, and were considered with Market data. The Committee determined and approved the final compensation elements and amounts to be provided to the Company’s NEOs. The CEO did not make any recommendations regarding his own compensation.

All independent members of the Board (rather than the Committee) have responsibility for approving CEO compensation. The Committee reviewed and recommended proposed changes to CEO compensation to the independent members of the Board for approval.

Role of the Executive Compensation Consultant

In 2014, the Committee engaged Frederic W. Cook to provide analysis, advice and recommendations on executive compensation to the Committee. The Committee considered disclosures provided by Frederic W. Cook related to its independence from the Company, the Company’s NEOs and the members of the Committee, and reviewed Frederic W. Cook’s independence policy. Frederic W. Cook does not provide any other services for our Company.

At the Committee’s request, Frederic W. Cook performed the following services in 2014:

•	reviewed and opined on our executive compensation philosophy;

•	reviewed and opined on our Compensation Peer Group;

•	provided and analyzed data for various elements of executive compensation;

•	reviewed and opined on our executive and Board compensation programs, including NEO and Board target compensation;

•	presented executive compensation trends and regulatory updates to the Committee; and

•	provided input and perspective on various technical matters pertaining to executive compensation.

The Committee analyzed and considered the information provided by management and Frederic W. Cook to determine the appropriate program design and the level and mix of each compensation element for the NEOs.

Components and Analysis of 2014 Executive Compensation

Base Salary

In establishing each NEO’s annual base salary, the Committee considered Market data, each individual’s experience and responsibilities, our annual merit budget, achievement of performance objectives, internal equity and recommendations provided by the CEO for his direct reports.

The following table provides detail regarding 2014 and 2015 base salaries for each NEO:

Name	Title	2014 Annualized Base Salary	Increase Effective April 1, 2015	2015 Annualized Base Salary
Todd M. Bluedorn	Chairman and Chief Executive Officer	$1,030,000	2.9%	$1,060,000
Joseph W. Reitmeier	EVP, Chief Financial Officer	425,000	5.9	450,000
Douglas L. Young	EVP, President and Chief Operating Officer, Residential Heating and Cooling	500,000	4.0	520,000
Daniel M. Sessa	EVP, Chief Human Resources Officer	450,000	3.3	465,000
John D. Torres	EVP, Chief Legal Officer and Corporate Secretary	435,000	3.4	450,000

Mr. Reitmeier’s base salary was increased more than the other NEOs’ base salaries to better align his base salary with the Market. In setting NEO base salaries, the Committee used the 50th percentile of the Market as a guideline. The base salary was set within a reasonable range of this guideline for each NEO.

Short-Term Incentive Program

Our short-term incentive program is established under the Lennox International Inc. 2010 Incentive Plan, as amended and restated (the “LII 2010 Incentive Plan”), and is an annual cash-based program for our NEOs designed to reward the successful performance of our Company, our business units and each individual. In early 2014, the Committee approved the financial metrics and performance goals that must be achieved for any payouts to be made under our short-term incentive program. The 2014 short-term incentive program was funded based on performance against the financial goals set forth below. The 2014 short-term incentive awards were based 75% on financial performance and 25% on each NEO’s individual performance.

Financial Performance. The following table summarizes the performance goals and payout opportunities under our 2014 short-term incentive program, along with Company and business unit performance for each metric.

2014 Short-Term Incentive Program Summary — Financial Performance

($ in thousands)

Name(1)	Metric	Weight	Threshold	Target	Maximum	Performance
All	Company Core Net Income(2)	60%	$172,855	$216,068	$248,479	$213,707
	Company Free Cash Flow(3)	40%	136,500	195,000	253,500	186,023
Payout Opportunity as a % of Target			50%	100%	225%
Mr. Young	Segment Profit(4)	70%	186,214	221,184	247,411	236,627
	Segment Controllable Cash Flow(5)	30%	124,000	155,000	186,000	202,683
Payout Opportunity as a % of Target			50%	100%	225%

(1)	All NEOs except Mr. Young were measured 100% on overall Company financial performance, which resulted in a calculated award of 95% of target. As the President of our Residential Heating and Cooling segment, Mr. Young’s award was measured 50% on Residential Heating and Cooling’s financial performance and 50% on overall Company financial performance. Residential Heating and Cooling’s financial performance resulted in a calculated award of 189% of target, which when blended with the Company’s calculated award of 95% of target, resulted in a calculated award for Mr. Young of 142% of target.

(2)	Company core net income, a non-GAAP financial measure used for incentive compensation purposes, is income from continuing operations, adjusted for 2014 restructuring charges, certain product quality adjustments, certain legal charges and contingency adjustments, unrealized gains and losses on unsettled futures contracts, and certain other items.

(3)	Company free cash flow, a non-GAAP financial measure used for incentive compensation purposes, is net cash provided by operating activities less purchases of property, plant and equipment. Cash usage attributable to discontinued operations, special legal charges, and the unusual inventory pre-build due to regulatory changes were excluded from Company free cash flow.

(4)	Segment profit, a non-GAAP financial measure used for incentive compensation purposes, is earnings from continuing operations for the applicable segment before interest expense, other expenses, and income taxes, adjusted for 2014 restructuring charges, certain product quality adjustments, certain legal charges and contingency adjustments, unrealized gains and losses on unsettled futures contracts, and certain other items.

(5)	Segment controllable cash flow, a non-GAAP financial measure used for incentive compensation purposes, is segment profit, defined above, less purchases of property, plant and equipment, plus or minus changes in accounts receivable, inventory and accounts payable. Cash usage associated with unusual inventory pre-build due to regulatory changes was excluded from segment controllable cash flow.

Individual Performance. The Committee considered individual performance in addition to financial performance in order to further align pay with performance. The individual performance component comprised 25% of the calculated award and had the same payout range as the STI plan (0% to 225%). The individual performance component was measured against specific financial, operational, strategic, and leadership objectives established for each NEO in advance of the performance measurement period as part of our performance management process. After the end of the fiscal year, the CEO reviewed with the Committee the extent of achievement of these objectives by each NEO (other than the CEO). The Committee then determined and approved the individual performance component for each NEO (other than the CEO). All independent members of the Board determined and approved the individual performance component for the CEO, which included an adjustment based on his individual performance resulting in an actual payout of 102% of target. Mr. Reitmeier, Mr. Sessa and Mr. Torres also received small payout adjustments based on their individual performance, resulting in an actual payout of 102% of target for each.

Targets and Payouts. Under the short-term incentive program, target payout opportunities are determined as a percentage of base salary. The target payout opportunities are based on Market data using the 50th – 65th percentiles as a guideline. Each NEO’s target percentage fits within this guideline and was unchanged for 2014.

Based on analysis of the Market data and internal equity considerations, the Committee (or with respect to the CEO, the independent Board members) set the following short-term incentive targets for 2014. Based on actual financial and individual performance, the Committee (or with respect to the CEO, the independent Board members) approved the following 2014 payouts for each NEO:

2014 Short-Term Incentive Targets and Payouts

Name	2014 STI Target as a % of Base Salary	2014 STI Target	2014 STI Payout	2014 STI Payout as a % of Target
Mr. Bluedorn	125%	$1,278,125	$1,300,000	102%
Mr. Reitmeier	70	290,500	295,817	102
Mr. Young	70	346,500	492,584	142
Mr. Sessa	70	312,375	317,162	102
Mr. Torres	70	302,225	306,990	102

We include the short-term incentive payments made to the NEOs for 2014, which were approved by the Committee on March 2, 2015 and paid on March 13, 2015, in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.”

Long-Term Incentive Program

We have a long-term incentive program designed to incentivize those employees who have principal responsibility for our long-term profitability. We believe participation in our long-term incentive program helps align the interests of our NEOs with the interests of our stockholders.

We use a mix of performance share units (“PSUs”), restricted stock units (“RSUs”) and stock appreciation rights (“SARs”) in our long-term incentive program. PSUs and SARs reward performance, as measured by achievement of specified financial objectives for PSUs and stock price growth for SARs. RSUs help us retain key members of management through time-based vesting. The Committee allocated the mix of elements in our long-term incentive program in a manner designed to drive Company performance, retain key talent, and provide competitive compensation.

For 2014, the long-term incentive award allocations for our NEOs were as follows:

The Committee determines the grant date for all long-term incentive awards, and has a long-standing practice of granting all awards at its regularly scheduled December meeting. Although awards may also be granted in special circumstances or upon hire for certain executives, no out-of-cycle grants were made to any NEO in 2014. The Committee sets the exercise price of our SARs at 100% of fair market value, which is defined as the average of the high and low New York Stock Exchange (“NYSE”) trading prices of our common stock on the date of grant.

The target award values under our long-term incentive program are based on Market data for similar positions using the 50th – 65th percentiles as a guideline. The number of shares available for grant under the LII 2010 Incentive Plan is also considered. In December 2014, the Committee established the target award values between the 50th and 65th percentiles of the Market for all NEOs. The independent Board members approved an approximately 4% increase in the CEO’s target award value for 2014 to better align with the 50th percentile of the Market. When determining the actual award sizes for each NEO, the Committee and independent Board members considered the NEO’s time in position, individual performance and potential, the NEO’s impact on the financial performance of the Company, and internal equity.

Once the Committee determined the actual long-term incentive award values for each NEO for the 2014 grants, 50% of the value was provided as PSUs, 30% as RSUs and 20% as SARs.

The following table summarizes the award values and number of awards granted for each NEO:

	December 2014 Award Value				Number of Awards Granted
Name	PSUs	RSUs	SARs	Total	PSUs(1)	RSUs(1)	SARs(2)	Total
Mr. Bluedorn	$2,200,000	$1,320,000	$880,000	$4,400,000	23,868	14,321	43,053	81,242
Mr. Reitmeier	500,000	300,000	200,000	1,000,000	5,425	3,255	9,785	18,465
Mr. Young	575,000	345,000	230,000	1,150,000	6,238	3,743	11,252	21,233
Mr. Sessa	500,000	300,000	200,000	1,000,000	5,425	3,255	9,785	18,465
Mr. Torres	500,000	300,000	200,000	1,000,000	5,425	3,255	9,785	18,465

(1)	The number of PSUs and RSUs was determined by dividing the corresponding target award value by the fair market value of our common stock on the NYSE averaged over the 30 calendar days ending on December 3, 2014 ($92.172).

(2)	The number of SARs granted was determined by dividing the corresponding target award value by the Black-Scholes value of our common stock based on the 30 calendar day average of our common stock as of December 3, 2014 ($20.44).

PSUs. To maintain our strong focus on long-term Company performance, we granted 50% of the December 2014 long-term incentive award in the form of PSUs. PSUs generally vest at the end of a three-year performance period. If at least the threshold performance level has been achieved at the end of the performance period, the PSUs are distributed in the form of Company common stock based on the actual performance achieved. Dividends are not earned or paid on PSU awards during the three-year performance period. The Committee determines the measurement criteria annually, selecting financial metrics and setting performance goals that will enhance stockholder value. The Committee certifies the financial performance levels following the end of the performance period and the Company distributes any earned shares.

The key attributes of the PSUs granted in December 2011, which vested on December 31, 2014, are summarized in the following table along with the financial performance goals and payout opportunities versus actual performance. In 2014, NEOs earned a payout of 200% of target for the PSUs granted in December 2011. The payout value is reflected in the Fiscal 2014 Option/SAR Exercises and Stock Vested Table in the “Stock Awards — Value Realized on Vesting” column.

December 2011 PSU Grant

(for the January 1, 2012 — December 31, 2014 Performance Period)

Metric(1)	Weight	Measurement Period	Threshold	Target	Maximum	Actual
Return on Invested Capital (“ROIC”)	50%	3-year weighted average (20% lowest year, 40% other two years)	10%	13%	16%	20.1%
Company Core Net Income	50%	3-year compound annual growth rate	-10%	6%	15%	22.3%
Payout as a % of Target Award			50%	100%	200%	200%

(1)	Net operating profit after tax (NOPAT), a component of ROIC and a non-GAAP financial measure used for incentive compensation purposes, is income from continuing operations, adjusted for restructuring charges, certain product quality adjustments, certain legal contingency adjustments, unrealized gains and losses on unsettled futures contracts and certain other items.

The key attributes of the PSUs granted in December 2014 are summarized in the following table. The Committee established the ROIC performance goals based on its assessment of desired return relative to the cost of capital as well as historical and projected ROIC outcomes. Similarly, the Committee set Company core net income growth performance goals based on historical results, projected outcomes of that measure, and expected market conditions. Over the last five completed performance cycles, including the cycle noted above, the average payout was 99%. While specific forward-looking performance goals are not included in the table below in light of competitive sensitivities, the degree of difficulty required to achieve a payout are included.

December 2014 PSU Grant

(for the January 1, 2015 — December 31, 2017 Performance Period)

Metric	Weight	Rationale for Selection	Measurement Period	Threshold	Target	Maximum
ROIC	50%	Measures efficient use of capital; higher ROIC correlates to greater cash flow	3-year weighted average (20% lowest year, 40% other two years)	No payout occurs unless ROIC exceeds the Company’s estimated cost of capital; Target payout occurs at roughly two times the Company’s estimated cost of capital
Company Core Net Income Growth	50%	Measures profitability; higher Company core net income correlates with higher earnings per share	3-year compound annual growth rate	Target payout requires low double digit core net income compound annual growth rate
Payout as a % of Target Award				50%	100%	200%

The PSUs granted to our NEOs in 2014 are included in the Fiscal 2014 Grants of Plan-Based Awards Table in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column.

RSUs. To support our retention efforts, the Committee granted the NEOs 30% of the December 2014 long-term incentive award in the form of RSUs. RSUs generally vest and are distributed in shares of our common stock three years following the date of grant if the recipient remains an employee of the Company and all other conditions of the award are met. Dividends are not earned or paid on RSUs during the three-year vesting period. The number of shares underlying RSUs granted to our NEOs in 2014 is included in the Fiscal 2014 Grants of Plan-Based Awards Table in the “All Other Stock Awards: Number of Shares of Stock or Units” column.

SARs. To incentivize NEOs to grow our business and deliver increased returns to our stockholders, the Committee granted the NEOs 20% of the December 2014 award in the form of SARs. SARs vest in one-third increments on each anniversary of the date of grant. Upon the exercise of vested SARs, the increase between the fair market value of our common stock on the date of grant and the fair market value on the date of the SAR exercise is paid in Company common stock. The grant date fair value and the SAR exercise price are determined on the date of grant. SARs granted in 2014 expire seven years from the date of grant. The number of SARs granted to our NEOs in 2014 is included in the Fiscal 2014 Grants of Plan-Based Awards Table in the “All Other Option Awards: Number of Securities Underlying Options” column.

Perquisites

We believe providing reasonable perquisites is a market-competitive practice to attract and retain top executive talent. Rather than offering individual perquisites, however, we provide a monthly cash stipend to each of our NEOs to allow more flexibility and choice. Our NEOs have full discretion on how the cash stipend is spent and it is not tracked by the Company after the money is paid. In addition, we offer the installation of Company products and equipment at each NEO’s home to promote our brand to business and personal guests. The value of the Company products and equipment is included as taxable income to the NEO.

Benefit Programs

To attract top executive talent and as a market-competitive practice, we provide certain benefit programs to our NEOs that are in addition to those provided to our employees generally. The following table summarizes the additional benefit programs in place during 2014 and the purpose of each program.

Additional Benefit Programs Offered to NEOs in 2014

Plan	Type	Purpose
Supplemental Retirement Plan	Non-Qualified Defined Benefit	Provide market-competitive retirement benefit by providing higher accruals and by permitting accruals that otherwise could not occur because of limitations on compensation under the Code.
Life Insurance Plan	Company-Sponsored Life Insurance	Provide market-competitive life insurance benefits; $3 million in coverage for our CEO and minimum of $1 million for other NEOs.

Additional Information Regarding Executive Compensation

Other agreements and policies that are important to a stockholder’s understanding of the Company’s overall executive compensation program structure are described below.

Employment Agreements and Change in Control Agreements

We have employment agreements and change in control (“CIC”) agreements with each NEO that have been reviewed and approved by the Committee. We believe employment agreements are helpful in attracting and retaining top executive talent and for financial and business planning purposes. We believe CIC agreements are necessary to (1) retain key executives during periods of uncertainty; (2) enable executives to objectively evaluate, negotiate and execute a CIC transaction; (3) encourage executives to remain focused on running the business rather than seeking other employment in the event of a possible CIC; (4) preserve stockholder value by providing continuity of management during a transition period; and (5) provide benefit to the Company in the form of restrictive covenants, such as non-competes and non-solicitation provisions. Excise tax gross-ups have been eliminated as a matter of policy by the Committee and apply only to agreements entered into in 2008 or earlier that have not been amended since.

Our employment agreements and CIC agreements, and the potential costs associated with each, are discussed in detail under “Potential Payments Upon Termination or Change in Control.”

Stock Ownership Guidelines

The Company has stock ownership guidelines for the CEO and other NEOs. We believe stock ownership by executives aligns the interests of executives with the interests of our stockholders and motivates executives to build long-term stockholder value.

The following chart sets forth, as of December 31, 2014, for each NEO, the stock ownership requirements as a percentage of base salary, the total number of shares and unvested RSUs counted toward the stock ownership requirements, and the value of the shares and unvested RSUs counted toward the stock ownership requirements as a percentage of base salary. All of our NEOs met our stock ownership guidelines as of December 31, 2014. NEOs are given five years from the date of appointment as an NEO to meet the guidelines.

Name	Ownership Requirement as a % of Base Salary	Total Number of Shares and Unvested RSUs	Stock Ownership as % of Base Salary(1)
Mr. Bluedorn	500%	233,165	1,976
Mr. Reitmeier	300	16,224	333
Mr. Young	300	52,408	915
Mr. Sessa	300	34,639	672
Mr. Torres	300	34,802	698

(1)	Based on the average daily closing price for 2014 of $87.27.

The Committee oversees and administers the stock ownership guidelines. If an NEO fails to comply with the guidelines, the Committee will determine any appropriate action or corrective measures to be taken.

Clawback Policy

Our Company has an incentive compensation clawback policy for the CEO and the other NEOs. Under this policy, in the event of any fraud or misconduct that results in a restatement of our Company’s financial results within three years of the filing of the original financial results, the Committee has the right to recoup and cancel cash and equity-based incentive compensation of each person involved in such fraud or misconduct.

Prohibition on Hedging/ Pledging Policy

The Company’s Insider Trading Policy prohibits directors, NEOs and all other employees from trading in any interest, security or position relating to the future price of Company securities, such as a put, call, swap, short sale, hedge or any other type of derivative security. It also prohibits directors, NEOs and all other employees from pledging Company securities as collateral for a loan, which would include purchases of Company securities on margin.

Tax and Accounting Implications

Section 162(m) Compliance

The Committee considers the income tax consequences to our Company when analyzing our executive compensation program. Section 162(m) of the Code limits a Company’s ability to deduct compensation paid in excess of $1 million to certain NEOs, unless the compensation meets certain stockholder-approved performance requirements. The Committee has designed several elements of our executive compensation program to qualify for the “performance-based” exemption. For example, compensation under our short-term incentive program and awards of PSUs and SARs are meant to be performance-based, and are exempt from the limitations imposed by Section 162(m) of the Code. If granting awards or providing other executive compensation is consistent with Market data, our compensation philosophy or our strategic business goals, the Committee may provide executive compensation that is not fully deductible. For example, RSUs meet our objective of key talent retention, but do not meet the performance-based exemption.

Non-qualified Deferred Compensation

In addition to the non-qualified Supplemental Retirement Plan discussed previously, our Company also maintains a frozen non-qualified Profit Sharing Restoration Plan. Both of these deferred compensation plans are administered in compliance with Section 409A of the Code.

Accounting for Stock-Based Awards

When developing NEO compensation, the Committee considered the accounting consequences (in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”)) of the program design and award levels. The Committee reviewed accounting cost models and structured the Company’s executive compensation program in a manner that considered the cost and benefits of the various program elements.

Compensation Committee Report

The Compensation and Human Resources Committee has reviewed and discussed the foregoing CD&A with management. Based on this review and discussion, the Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 17, 2015.

Submitted by the Compensation and Human Resources Committee of the Board:

John E. Major (Chairperson)	John W. Norris, III
Karen H. Quintos	Terry D. Stinson
Gregory T. Swienton	Richard L. Thompson

Summary Compensation Table

The following table provides information regarding the total compensation of each of the Company’s NEOs for the fiscal years ended December 31, 2014, 2013 and 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Todd M. Bluedorn	2014	1,022,500	0	3,370,408	841,815	1,300,000	2,649,028	104,108	9,287,859
Chairman and Chief Executive Officer	2013 2012	995,000 962,065	0 0	3,287,121 3,126,329	846,621 808,618	2,226,935 2,044,039	579,736 914,960	47,833 45,227	7,983,246 7,901,238
Joseph W. Reitmeier(5)	2014	415,000	0	766,062	191,326	295,817	320,561	100,648	2,089,414
Executive Vice President and Chief Financial Officer	2013 2012	381,250 293,137	100,000 0	695,767 533,892	179,139 137,869	477,840 286,143	31,568 14,192	46,025 38,489	1,911,589 1,303,722
Douglas L. Young	2014	495,000	0	880,883	220,010	492,584	1,388,781	45,600	3,522,858
Executive Vice President and Chief Operating Officer, Residential H&C	2013 2012	467,500 426,750	0 0	850,425 838,967	218,948 216,670	656,469 565,098	11,947 754,410	66,444 47,904	2,271,733 2,849,799
Daniel M. Sessa	2014	446,250	0	766,062	191,326	317,162	716,093	45,691	2,482,584
Executive Vice President and Chief Human Resources Officer	2013 2012	431,250 416,250	0 0	773,057 762,662	199,044 196,966	562,507 495,337	134,127 294,238	46,863 45,444	2,146,848 2,210,897
John D. Torres	2014	431,750	0	766,062	191,326	306,990	524,037	122,632	2,342,797
Executive Vice President, Chief Legal Officer and Corporate Secretary	2013	418,500	0	773,057	199,044	545,527	208,318	46,011	2,190,457

(1)	The amounts shown represent the grant date fair value of the aggregate amount of all stock awards (prior to any assumed forfeitures related to service-based vesting conditions, where applicable) for each year, in accordance with FASB ASC Topic 718, in connection with RSUs and PSUs granted under the LII 2010 Incentive Plan. Assumptions used in calculating these amounts are described in Note 14 of the Consolidated Financial Statements for the year ended December 31, 2014, included in our Form 10-K filed with the SEC on February 17, 2015. Amounts for 2014 PSUs reflect the most probable outcome for the awards at December 31, 2014 valued at the date of grant in accordance with FASB ASC Topic 718. If the PSUs were valued at maximum performance levels, the total PSU value at grant date would equal:

Name	Year	PSU Value at Maximum Performance Levels ($)
Todd M. Bluedorn	2014	4,212,988
	2013	4,108,902
	2012	3,907,911
Joseph W. Reitmeier	2014	957,578
	2013	869,767
	2012	667,366
Douglas L. Young	2014	1,101,082
	2013	1,063,031
	2012	1,048,745
Daniel M. Sessa	2014	957,578
	2013	966,321
	2012	953,352
John D. Torres	2014	957,578
	2013	966,321

(2)	The amounts shown represent the grant date fair value of the aggregate amount of all SAR awards (prior to any assumed forfeitures related to service-based vesting conditions, where applicable) for each year, in accordance with FASB ASC Topic 718, in connection with SARs granted under the LII 2010 Incentive Plan. Assumptions used in calculating these amounts are included in Note 14 of the Consolidated Financial Statements for the year ended December 31, 2014, included in our Form 10-K filed with the SEC on February 17, 2015.

(3)	The amounts shown represent the aggregate change in the actuarial present value of accumulated pension benefits that accrued during the applicable year under our Supplemental Retirement Plan and frozen Consolidated Pension Plan, each as discussed under “Retirement Plans”, as a result of changes in the valuation discount rate, changes in compensation, and an additional one year of service. No above-market interest on nonqualified deferred compensation was earned.

(4)	The amounts shown include perquisites and other compensation. The following table identifies the amounts attributable to each category of perquisites and other compensation in 2014 for each NEO.

	Perquisites		Other Compensation
Name	Cash Stipend	Company Equipment and Installation	Term Life Insurance Premiums	Retirement Contributions	Total
Todd M. Bluedorn	$30,000	$58,508	—	$15,600	$104,108
Joseph W. Reitmeier	30,000	54,615	$433	15,600	100,648
Douglas L. Young	30,000	—	—	15,600	45,600
Daniel M. Sessa	30,000	—	91	15,600	45,691
John D. Torres	30,000	76,905	127	15,600	122,632

The values attributable to each item listed above are calculated as follows:

•	Cash Stipend — actual cash paid to each NEO in lieu of individual perquisites.

•	Company Equipment and Installation — Company equipment is based on the purchase price of the equipment, adjusted in accordance with our employee rebate program, and installation of such equipment is based on the cost for installation paid by the Company in 2014. The value of the Company equipment was included as taxable income to the NEO.

•	Term Life Insurance Premiums — The amounts shown are based on the incremental cost paid in 2014 on behalf of each NEO for Basic Life and Basic Accidental Death and Dismemberment over and above the premiums we would otherwise pay under our life insurance program for other employees.

•	Retirement Contributions — based on Company contributions made under our qualified 401(k) Plan in 2014.

(5)	Mr. Reitmeier received a $100,000 cash payment in 2013 pursuant to a program he participated in prior to being appointed Executive Vice President and Chief Financial Officer.

Fiscal 2014 Grants of Plan-Based Awards

The following table provides information regarding short-term incentive awards and long-term incentive awards (PSUs, RSUs and SARs) granted under the LII 2010 Incentive Plan to our NEOs in 2014.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh) (5)	Closing Market Price on Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date	Threshold ($)	Target ($)	Max. ($)	Threshold (#)	Target (#)	Max. (#)
Todd M. Bluedorn	—	639,063	1,278,125	2,875,781
	12/12/14				11,934	23,868	47,736					2,106,494
	12/12/14							14,321				1,263,914
	12/12/14								43,053	92.640	92.44	841,815
Joseph W. Reitmeier	—	145,250	290,500	653,625
	12/12/14				2,713	5,425	10,850					478,789
	12/12/14							3,255				287,273
	12/12/14	—	—	—	—	—	—	—	9,785	92.640	92.44	191,326
Douglas L. Young	—	173,250	346,500	779,625
	12/12/14				3,119	6,238	12,476					550,541
	12/12/14							3,743				330,342
	12/12/14								11,252	92.640	92.44	220,010
Daniel M. Sessa	—	156,188	312,375	702,844
	12/12/14				2,713	5,425	10,850					478,789
	12/12/14							3,255				287,273
	12/12/14								9,785	92.640	92.44	191,326
John D. Torres	—	151,113	302,225	680,006
	12/12/14				2,713	5,425	10,850					478,789
	12/12/14							3,255				287,273
	12/12/14								9,785	92.640	92.44	191,326

(1)	The amounts shown represent award opportunities under our short-term incentive program for 2014. The actual awards were paid March 13, 2015 in the amounts included in the Summary Compensation Table.

(2)	The amounts shown represent the number of PSUs granted, which to the extent earned, will vest and be distributed in shares of our common stock at the end of the three-year performance period ending December 31, 2017.

(3)	The amounts shown represent the number of RSUs granted, which vest and will be distributed in shares of our common stock on the third anniversary of the date of grant.

(4)	The amounts shown represent the number of SARs granted, which vest in one-third increments on each anniversary of the date of grant and expire seven years from the date of grant.

(5)	The amounts shown reflect the exercise price of SARs granted, based on the average of the high and low NYSE trading prices of our common stock on the date of grant.

(6)	The amounts shown represent the grant date fair values of PSUs, RSUs and SARs, calculated in accordance with FASB ASC Topic 718. The grant date fair value for SARs was determined using the Black-Scholes valuation model. The grant date fair value for the RSU and PSU awards equals the dividend-discounted value of our common stock on the date of grant. The assumptions used to calculate the grant date fair values of such awards are set forth below.

		Assumptions
Grant Date	Award	Volatility (%)	Expected Life (Years)	Dividend Yield (%)	Risk Free Interest Rate (%)	FMV Based on Average High/ Low NYSE Trading Prices on Date of Grant ($)	Grant Date Fair Value Per Share ($)
12/12/2014	RSU			1.62		92.64	88.256
12/12/2014	PSU			1.62		92.64	88.256
12/12/2014	SAR	29.60	4.04	1.75	1.27	92.64	19.553

Outstanding Equity Awards at Fiscal 2014 Year-End

The following table provides information regarding all outstanding equity awards held by our NEOs as of December 31, 2014.

	Options/SAR Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options/ SARs(#) Exercisable(1)	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable(1)	Option/ SAR Exercise Price ($/Sh)(2)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Todd M. Bluedorn	61,096	0	36.935	12/10/16	54,116	5,144,808	156,518	14,880,166
	54,212	0	46.780	12/09/17
	83,146	0	34.060	12/08/18
	37,342	18,672	51.395	12/07/19
	15,031	30,062	81.140	12/13/20
	0	43,053	92.640	12/12/21
Joseph W. Reitmeier	2,651	0	28.240	12/11/15	10,722	1,019,341	30,317	2,882,237
	869	0	36.935	12/10/16
	2,096	0	46.780	12/09/17
	3,371	0	34.060	12/08/18
	6,414	3,207	51.110	12/06/19
	3,183	6,366	81.105	12/12/20
	0	9,785	92.640	12/12/21
Douglas L. Young	2,504	0	36.935	12/10/16	14,309	1,360,357	41,460	3,941,602
	8,168	0	46.780	12/09/17
	17,059	0	34.060	12/08/18
	10,080	5,040	51.110	12/06/19
	3,890	7,781	81.105	12/12/20
	0	11,252	92.640	12/12/21
Daniel M. Sessa	4,084	0	46.780	12/09/17	12,860	1,222,600	37,443	3,559,706
	12,734	0	34.060	12/08/18
	9,163	4,582	51.110	12/06/19
	3,536	7,074	81.105	12/12/20
	0	9,785	92.640	12/12/21
John D. Torres	6,367	0	34.060	12/08/18	12,860	1,222,600	37,443	3,559,706
	4,582	4,582	51.110	12/06/19
	3,536	7,074	81.105	12/12/20
	0	9,785	92.640	12/12/21

(1)	Outstanding SARs vest in one-third increments on each anniversary of the date of grant, with the first anniversary date occurring one year after the date of grant.

(2)	Pursuant to the LII 2010 Incentive Plan, the exercise price for all outstanding SARs is based on the grant date fair market value, which is the average of the high and low NYSE trading prices of our common stock on the date of grant.

(3)	The amounts shown represent all outstanding RSUs held by the NEOs. Refer to column (a) of Table 1 below for the vesting dates of such awards.

(4)	The amounts shown are based on the NYSE closing price of our common stock on December 31, 2014, which price was $95.07.

(5)	The amounts shown represent outstanding PSUs held by the NEOs. Refer to column (b) of Table 1 below for the vesting dates of such awards and the performance assumptions used to calculate the number of unvested PSUs.

Table 1

	(a) Shares or Units of Stock That Have Not Vested		(b) Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested
Name	Number of Awards	Vesting Date	Number of Awards	Vesting Date	Performance Assumption
Todd M. Bluedorn	23,997	12/07/15	79,990	12/31/15	Maximum
	15,798	12/13/16	52,660	12/31/16	Maximum
	14,321	12/12/17	23,868	12/31/17	Target

Total	54,116		156,518
Joseph W. Reitmeier	4,122	12/06/15	13,740	12/31/15	Maximum
	3,345	12/12/16	11,152	12/31/16	Maximum
	3,255	12/12/17	5,425	12/31/17	Target

Total	10,722		30,317
Douglas L. Young	6,477	12/06/15	21,592	12/31/15	Maximum
	4,089	12/12/16	13,630	12/31/16	Maximum
	3,743	12/12/17	6,238	12/31/17	Target

Total	14,309		41,460
Daniel M. Sessa	5,888	12/06/15	19,628	12/31/15	Maximum
	3,717	12/12/16	12,390	12/31/16	Maximum
	3,255	12/12/17	5,425	12/31/17	Target

Total	12,860		37,443
John D. Torres	5,888	12/06/15	19,628	12/31/15	Maximum
	3,717	12/12/16	12,390	12/31/16	Maximum
	3,255	12/12/17	5,425	12/31/17	Target

Total	12,860		37,443

Fiscal 2014 Option/SAR Exercises and Stock Vested

The following table provides information regarding the exercise of SARs by our NEOs and each distribution of RSUs and PSUs held by our NEOs in 2014.

	Options/SAR Awards		Stock Awards
Name	Number of SARs Exercised (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Todd M. Bluedorn	185,413	10,895,886	RSU	34,935	3,323,017
			PSU	116,452	12,554,690
Joseph W. Reitmeier	0	0	RSU	1,416	134,690
			PSU	4,720	508,863
Douglas L. Young	4,631	237,633	RSU	8,026	763,433
			PSU	26,752	2,884,133
Daniel M. Sessa	0	0	RSU	8,026	763,433
			PSU	26,752	2,884,133
John D. Torres	15,032	666,773	RSU	8,026	763,433
			PSU	26,752	2,884,133

(1)	The dollar amounts shown for RSUs and PSUs are based on the average of the high and low NYSE trading prices of our common stock on the day of distribution.

Retirement Plans

Qualified Retirement Plans

Frozen Consolidated Pension and Profit Sharing Retirement Plans

Effective January 1, 2009, the Company’s Consolidated Pension Plan and Profit Sharing Retirement Plan were frozen. As of that date, benefits under the frozen Pension Plan stopped increasing with additional service and compensation, and additional contributions to the Profit Sharing Plan were discontinued.

The monthly target benefit under the frozen Pension Plan is based on 1.0% of final average annual pay, plus 0.6% of final average annual pay above Social Security covered compensation, multiplied by the number of years of credited service (not to exceed 30 years). The target benefit is reduced by the value of the participant’s defined contribution profit sharing account under the frozen Profit Sharing Plan, with the difference, if any, provided by the frozen Pension Plan. Participants become vested in their frozen Pension Plan accrued benefits after five years of service and may commence unreduced benefits at age 65 (normal retirement age) or actuarially reduced benefits at younger ages if age and service requirements are met (generally the attainment of age 62 and 10 years of service or if age plus years of service total 80). Benefits are generally paid in the form of an annuity. We do not grant extra years of service under the Consolidated Pension Plan. Participants in the frozen Profit Sharing Plan are fully vested in the plan after six years of service and the Company directs the investment funds. Distributions may occur at separation from service and are eligible for roll-over into another qualified retirement plan.

401(k) Salaried Retirement Plan

Salaried employees are eligible to participate in this plan, and contributions can be made on a pre-tax or Roth post-tax basis, subject to limitations for qualified plans under the Code. Participants can contribute up to 75% of their eligible earnings and receive a Company match of 50% on up to 6% of their eligible pay. In addition, all participants (after completing one year of service) receive a base contribution equal to 3% of eligible pay. The match vests after the participant completes two years of service and the base contribution is fully vested.

Non-Qualified Retirement Plans

Supplemental Retirement Plan

The purpose of our Supplemental Retirement Plan is to provide Market-competitive executive level retirement benefit opportunities. It permits income above Code limitations to be considered in determining final average annual pay, doubles the rate of benefit accrual available under the frozen Pension Plan (2.0% of final average annual pay, plus 1.2% of final average annual pay above Social Security covered compensation), limits credited service to 15 years, generally permits early retirement on more favorable terms than the frozen Pension Plan (for example, unreduced benefits at age 62 with 10 years of service or unreduced benefits at age 60 if age plus years of service total 80), and pays benefits in the form of a lump-sum. Any benefits provided under the Supplemental Retirement Plan are reduced by the benefits payable under our Company’s frozen Pension Plan (as if such plan had not been frozen), frozen Profit Sharing Plan, and frozen Profit Sharing Restoration Plan. Participants become vested in their Supplemental Retirement Plan benefit after five years of service. Extra years of credited service are not provided to participants except for up to an additional three years of service and age (subject to the 15 year service limit) in the case of a change in control. The incremental effects of additional years of service are reflected in the tables included in “Potential Payments Upon Termination or Change in Control.”

Frozen Profit Sharing Restoration Plan

We froze the Profit Sharing Restoration Plan and discontinued contributions effective January 1, 2009. Distributions may occur at separation from service and may be paid as a lump-sum or in equal annual installments over either a five- or ten-year period. We direct the investment funds for the frozen Profit Sharing Restoration Plan, which mirror the investments and returns under the frozen Profit Sharing Retirement Plan. The weighted average annual rate of return for the calendar year ended December 31, 2014, was 4.39%.

Fiscal 2014 Pension Benefits

The following table provides information regarding the number of years of service credited to each NEO and the present value of accumulated benefits payable to each NEO under our frozen Consolidated Pension Plan and our Supplemental Retirement Plan as of December 31, 2014, as well as payments made to each NEO in 2014 under such plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Todd M. Bluedorn	Consolidated Pension Plan (Frozen)	1.9	43,445	0
	Supplemental Retirement Plan	7.9	6,120,922	0
Joseph W. Reitmeier	Consolidated Pension Plan (Frozen)	3.3	58,038	0
	Supplemental Retirement Plan	2.6	346,064	0
Douglas L. Young	Consolidated Pension Plan (Frozen)	9.6	89,399	0
	Supplemental Retirement Plan	15.0	4,010,741	0
Daniel M. Sessa	Consolidated Pension Plan (Frozen)	1.7	35,940	0
	Supplemental Retirement Plan	7.7	1,694,967	0
John D. Torres(2)	Consolidated Pension Plan (Frozen)	N/A	N/A	0
	Supplemental Retirement Plan	6.0	1,515,723	0

(1)	The actuarial present value of the lump-sum accumulated benefit payable at December 31, 2014 is equal to the annualized present value factor, multiplied by the monthly benefit. The amounts shown are calculated in accordance with FASB ASC Topic 715, using a 3.62% interest (discount) rate for the Supplemental Retirement Plan and 4.08% for the Consolidated Pension Plan as of December 31, 2014 and the RP-2014 healthy retiree mortality rates, generationally projected with Scale MP-2014. The calculations assume payments are deferred until age 65 for all participants under our frozen Consolidated Pension Plan and until the earliest unreduced retirement age for each participant under our Supplemental Retirement Plan. Additional assumptions are included in Note 12 of the Consolidated Financial Statements for the year ended December 31, 2014, included in our Form 10-K filed with the SEC on February 17, 2015.

(2)	Mr. Torres was not eligible to participate in the Consolidated Pension Plan prior to the plan being frozen.

Fiscal 2014 Nonqualified Deferred Compensation

The following table provides information regarding contributions, earnings, withdrawals and distributions under our frozen Profit Sharing Restoration Plan in 2014 for each NEO, as well as each NEO’s aggregate balance in such plan at December 31, 2014.

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Todd M. Bluedorn	0	0	2,827	0	67,255
Joseph W. Reitmeier(1)	N/A	N/A	N/A	N/A	N/A
Douglas L. Young	0	0	14,417	0	343,039
Daniel M. Sessa	0	0	674	0	16,040
John D. Torres(1)	N/A	N/A	N/A	N/A	N/A

(1)	Mr. Reitmeier and Mr. Torres were not eligible to participate in this plan prior to the plan being frozen.

Potential Payments Upon Termination or Change in Control

Employment Agreements and Change in Control Agreements

We are party to employment agreements and CIC agreements with each NEO. These agreements serve as the basis for the payments and benefits to which each NEO would be entitled in the event of termination of such individual’s employment with our Company under the various circumstances described below.

Employment Agreements

The employment agreements with our NEOs establish the basis of compensation and responsibilities for each NEO and contain post-employment covenants, including confidentiality, prohibition against the diversion of employees, vendors and contractors and prohibition against the solicitation of customers, for a period of 24 months following termination of employment. On January 1 of each year, the agreements automatically renew for an additional year, unless either party notifies the other in writing at least 30 days prior to such date of its decision not to renew the agreement. Except as otherwise provided below, the terms and conditions of our employment agreement with each NEO are substantially similar.

Change in Control Agreements

Our CIC agreements with our NEOs, the terms and conditions of which are substantially similar except as noted below, provide for benefits under specified circumstances if a NEO’s employment is terminated in connection with a CIC transaction. The agreements require the NEO to maintain the confidentiality of our information and not to induce our employees to terminate their employment with our Company, for a period of 24 months following termination of employment.

All CIC agreements entered into after 2009 do not include a 280G Tax Gross-Up provision.

Payments Made Upon Voluntary Termination or Upon For Cause Termination

If a NEO voluntarily terminates his employment with our Company or we terminate a NEO for cause, he will be entitled to receive base salary through the last day of employment and a lump-sum payment equal to unused, accrued vacation days. Unvested SARs, RSUs and PSUs will terminate on the NEO’s last day of employment. Vested SARs will be exercisable for 90 days after the last day of employment if the NEO voluntarily terminates his employment.

Payments Made Upon Retirement

If a NEO retires, he will be entitled to receive his base salary through the last day of employment, a payment under our short-term incentive program based on actual company performance (prorated through the NEO’s last day of employment) and a lump-sum payment equal to unused, accrued vacation days. In addition, with respect to long-term incentive awards:

•	unvested SARs will terminate on the NEO’s last day of employment and vested SARs will remain exercisable for the remainder of the term of the award;

•	for RSUs, the NEO will receive a prorated portion of shares based on the date of retirement at the end of the applicable vesting period; and

•	for PSUs, the NEO will receive, to the extent earned based on achievement of specific performance measures, a prorated portion of shares based on the date of retirement at the end of the applicable performance period.

Payments Made Upon Involuntary — Not for Cause Termination

If we terminate a NEO prior to the expiration of his employment agreement (including non-renewal of the NEO’s agreement) for any reason other than for cause, the NEO will generally be entitled to receive “normal severance compensation” or, in the NEO’s sole discretion, “enhanced severance benefits.” Under both severance packages:

•	all vested SARs will continue to be exercisable for 90 days following the NEO’s last day of employment; and

•	unvested equity awards (SARs, RSUs and PSUs) will terminate on the NEO’s last day of employment.

Normal Severance Compensation. If the NEO elects to receive “normal severance compensation,” he will receive monthly payments equal to the greater of (1) his monthly base salary for the remainder of the employment agreement’s term, or (2) three months of his monthly base salary in addition to any other compensation or benefits applicable to an employee at the NEO’s level, including a lump-sum payment equal to unused, accrued vacation days.

Enhanced Severance Benefits. If the NEO agrees to execute a written general release of any and all possible claims against us existing at the time of termination, we will provide the employee with “enhanced severance benefits.” Payments provided under this severance arrangement, which are dependent on years of service with our Company, generally include the following:

Component	Less than Three Years of Service	Three or More Years of Service
Base Salary	One year of base salary	Two years of base salary
Short-Term Incentive	Lump-sum payment equal to all payments under our short-term incentive programs received by the NEO in the previous 12 months	Lump-sum payment equal to all payments under our short-term incentive programs received by the NEO in the previous 24 months
Payment in Lieu of Outplacement Services	Lump-sum payment equal to 10% of base salary	Same
Payment in Lieu of Perquisites	Lump-sum payment equal to 10% of base salary	Same
Post-Employment Health Care Coverage	Payment of COBRA premiums for up to 18 months while the NEO is unemployed and not eligible for other group health coverage and payment of the equivalent of such premium for up to an additional six months, should the NEO remain unemployed	Same
Death Benefit	If the NEO dies during the enhanced severance period, a lump-sum death benefit equal to six months of the NEO’s base salary will be paid to the NEO’s beneficiary	Same
Accrued Vacation	A lump-sum payment equal to unused, accrued vacation days	Same

Payments Made Upon Death or Disability

Generally, if a NEO dies during the term of his employment agreement, the NEO’s beneficiary will be entitled to receive “normal severance compensation,” as described above. If a NEO becomes permanently disabled during the agreement term, he will generally be entitled to, at the NEO’s option, either “normal severance compensation” or “enhanced severance benefits,” as described above. In the case of either death or disability, with respect to long-term incentive awards:

•	all SARs will vest immediately and remain exercisable for the duration of the term;

•	for RSUs, the NEO, or his beneficiary, will receive a prorated payment based upon the portion of the vesting period the NEO actually served as an employee payable at the time employment ceases; and

•	for PSUs, the NEO, or his beneficiary, will receive, to the extent earned based on achievement of performance measures, a prorated portion of shares based upon the portion of the performance period the NEO actually served as our employee, payable at the time employment ceases.

Payments Made to Mr. Bluedorn if he Terminates his Employment for “Good Reason,” Upon Involuntary — Not for Cause Termination, or Upon Death or Disability

Except as described below, Mr. Bluedorn will receive similar severance benefits as the other NEOs. Mr. Bluedorn’s employment agreement provides for certain severance benefits in the event he terminates his employment for “good reason.” “Good reason” includes:

•	any change in Mr. Bluedorn’s position, authority, duties, or responsibilities inconsistent with the position of CEO (excluding de minimus changes and an isolated, insubstantial and inadvertent action not taken in bad faith and promptly remedied by the Company after notice);

•	any failure by the Company to comply with any of the provisions of Mr. Bluedorn’s employment agreement (excluding an isolated, insubstantial and inadvertent action not taken in bad faith and promptly remedied by the Company after notice);

•	any requirement for him to be based at any office or location other than our current headquarters in Richardson, Texas;

•	any purported termination by the Company of Mr. Bluedorn’s employment otherwise than as expressly permitted by his employment agreement; or

•	any failure by our Board to nominate him for election by the stockholders as a director.

Pursuant to his employment agreement, in the event (1) Mr. Bluedorn terminates his employment for “good reason,” (2) we terminate him prior to the expiration of his employment agreement (including non-renewal of his agreement) for any reason other than for cause, or (3) Mr. Bluedorn dies or becomes permanently disabled during the term of his employment agreement, he (or his beneficiary, as applicable) will be entitled to receive “enhanced severance benefits” as described above under “Payments Made Upon Involuntary — Not For Cause Termination,” provided he (or his personal representative, as applicable) agrees to execute a written general release of any and all possible claims against us existing at the time of termination.

In the case of either death or permanent disability, Mr. Bluedorn’s long-term incentive awards will vest, remain exercisable and be paid or distributed as described above under “Payments Made Upon Death or Disability.”

Payments Made Upon a Change in Control

Definition of Change in Control

A CIC generally includes the occurrence of any of the following events:

•	an acquisition by a third party of 35% or more of our voting stock;

•	a change in a majority of Board members without majority Board approval;

•	stockholder approval of a merger, consolidation or reorganization;

•	stockholder approval of the liquidation or dissolution of our Company; or

•	stockholder approval of the sale of substantially all corporate assets.

Definition of Good Reason

“Good reason,” under each CIC agreement, includes:

•	any change in the NEO’s position, authority, duties, or responsibilities (excluding de minimus changes);

•	any failure to comply with the NEO’s CIC agreement, including without limitation the provision regarding compensation and benefits;

•	a required relocation to any office or location not within 35 miles of the NEO’s current office or location;

•	any failure by any successor to adopt and comply with the NEO’s CIC agreement; or

•	any failure to reelect to the Board any NEO serving as a member of the Board.

CIC Benefits

If a NEO’s employment is terminated without cause or by the NEO for “good reason” either (i) within two years following a CIC, or (ii) within six months prior to a CIC, we will provide the NEO with the following CIC benefits:

Component	CIC Benefit
Base Salary Severance	Lump-sum payment equal to three times the NEO’s annual base salary
Prorated Bonus	Lump-sum payment equal to the NEO’s target bonus, prorated based on the last day of employment
Bonus Severance	Lump-sum payment equal to three times the NEO’s target bonus
Payment in Lieu of Outplacement Services	Lump-sum payment equal to 15% of current base salary
Payment in Lieu of Perquisites	Lump-sum payment equal to 45% of current base salary
Post-Employment Health Care Coverage	Payment of COBRA premiums for up to 36 months while the NEO is unemployed and not eligible for other group health coverage
Supplemental Retirement Plan and Profit Sharing Restoration Plan	Three years added to each of the service and age criteria
280G Tax Gross-up(*)	If CIC payments are subject to the excise tax imposed by Section 4999 of the Code, an additional “gross-up payment”
Accrued Vacation	A lump-sum payment equal to unused, accrued vacation days

(*)	The CIC agreement with Mr. Reitmeier does not include a 280G Tax Gross Up provision.

Upon a CIC, all outstanding SARs, RSUs and PSUs held by the NEO will immediately vest and become exercisable, with applicable performance measures for outstanding PSUs deemed to have been satisfied at the highest possible level (200% of target). Further, outstanding SARs may be exercised by the NEO up to 90 days after a NEO’s termination within one year following a CIC.

Tables Illustrating Potential Payments Upon Termination or Change in Control

The following tables provide information regarding the benefits to which each NEO would be entitled in the event of termination of such individual’s employment with our Company under specified circumstances, including a CIC. Except as otherwise noted, the amounts shown (1) are estimates only and (2) assume that (A) termination was effective as of December 31, 2014, (B) in the case of disability, the NEO elects to receive “enhanced severance benefits,” (C) in the case of retirement, the NEO is eligible for retirement and (D) in the case of change in control, the NEO terminates for “good reason” or is involuntarily terminated without cause.

Todd M. Bluedorn

			Involuntary-Not For Cause Termination
Component	Voluntary Termination	Retirement	Normal Severance	Enhanced Severance(1)	Death	Disability	For Cause Termination	Change in Control
Base Salary	$0	$0	$257,500	$2,060,000	$2,060,000	$2,060,000	$0	$3,090,000
Prorated Bonus	n/a	n/a	n/a	n/a	n/a	n/a	n/a	1,287,500
Bonus	0	0	0	4,270,974	4,270,974	4,270,974	0	3,862,500
Payment in Lieu of Outplacement Services	0	0	0	103,000	103,000	103,000	0	154,500
Payment in Lieu of Perquisites	0	0	0	103,000	103,000	103,000	0	463,500
Post-Employment Health Care Coverage	0	0	0	34,000	21,597	34,000	0	65,250
Long-Term Equity Accelerated Vesting(2)	0	9,003,294	0	0	10,342,176	10,342,176	0	23,632,987
Incremental Payment Under Supplemental Retirement Plan & Frozen Profit Sharing Restoration Plan	0	0	0	0	0	0	0	3,976,996
280G Tax Gross-up	0	0	0	0	0	0	0	13,876,922
Unused, Accrued Vacation(3)	99,038	99,038	99,038	99,038	99,038	99,038	99,038	99,038

TOTAL	$99,038	$9,102,332	$356,538	$6,670,012	$16,999,785	$17,012,188	$99,038	$50,509,193

(1)	The amounts shown reflect the same severance benefits that would be provided to Mr. Bluedorn if he terminated employment with our Company for “good reason” under his employment agreement as discussed above.

(2)	The amounts shown reflect pro-rata vesting of unvested long-term incentive awards. Such amounts are based on the NYSE closing price of our common stock on December 31, 2014, which was $95.07.

(3)	The amounts shown represent a lump-sum payment for five weeks of vacation in 2014 (assuming the NEO did not take any vacation days in 2014). Actual payouts may vary depending on the specific circumstances.

Joseph W. Reitmeier

			Involuntary-Not For Cause Termination
Component	Voluntary Termination	Retirement	Normal Severance	Enhanced Severance	Death	Disability	For Cause Termination	Change in Control
Base Salary	$0	$0	$106,250	$850,000	$106,250	$850,000	$0	$1,275,000
Prorated Bonus	n/a	n/a	n/a	n/a	n/a	n/a	n/a	297,500
Bonus	0	0	0	763,983	0	763,983	0	892,500
Payment in Lieu of Outplacement Services	0	0	0	42,500	0	42,500	0	63,750
Payment in Lieu of Perquisites	0	0	0	42,500	0	42,500	0	191,250
Post-Employment Health Care Coverage	0	0	0	34,679	0	0	0	58,124
Long-Term Equity Accelerated Vesting(1)	0	1,641,415	0	0	1,895,074	1,895,074	0	4,670,991
Incremental Payment Under Supplemental Retirement Plan and Frozen Profit Sharing Restoration Plan	0	0	0	0	0	0	0	0
280G Tax Gross-up	0	0	0	0	0	0	0	n/a
Unused, Accrued Vacation(2)	40,865	40,865	40,865	40,865	40,865	40,865	40,865	40,865

TOTAL	$40,865	$1,682,280	$147,115	$1,774,527	$2,042,189	$3,634,922	$40,865	$7,489,980

(1)	The amounts shown reflect pro-rata vesting of unvested long-term incentive awards. Such amounts are based on the NYSE closing price of our common stock on December 31, 2014, which was $95.07.

(2)	The amounts shown represent a lump-sum payment for five weeks of vacation in 2014 (assuming the NEO did not take any vacation days in 2014). Actual payouts may vary depending on the specific circumstances.

Douglas L. Young

			Involuntary-Not For Cause Termination
Component	Voluntary Termination	Retirement	Normal Severance	Enhanced Severance	Death	Disability	For Cause Termination	Change in Control
Base Salary	$0	$0	$125,000	$1,000,000	$125,000	$1,000,000	$0	$1,500,000
Prorated Bonus	n/a	n/a	n/a	n/a	n/a	n/a	n/a	350,000
Bonus	0	0	0	1,221,567	0	1,221,567	0	1,050,000
Payment in Lieu of Outplacement Services	0	0	0	50,000	0	50,000	0	75,000
Payment in Lieu of Perquisites	0	0	0	50,000	0	50,000	0	225,000
Post-Employment Health Care Coverage	0	0	0	22,048	0	0	0	39,081
Long-Term Equity Accelerated Vesting(1)	0	2,406,921	0	0	2,764,484	2,764,484	0	6,252,568
Incremental Payment Under Supplemental Retirement Plan and Frozen Profit Sharing Restoration Plan	0	0	0	0	0	0	0	221,226
280G Tax Gross-up	0	0	0	0	0	0	0	3,304,147
Unused, Accrued Vacation(2)	48,077	48,077	48,077	$48,077	48,077	48,077	48,077	48,077

TOTAL	$48,077	$2,454,998	$173,077	$2,391,692	$2,937,561	$5,134,128	$48,077	$13,065,099

(1)	The amounts shown reflect pro-rata vesting of unvested long-term incentive awards. Such amounts are based on the NYSE closing price of our common stock on December 31, 2014, which was $95.07.

(2)	The amounts shown represent a lump-sum payment for five weeks of vacation in 2014 (assuming the NEO did not take any vacation days in 2014). Actual payouts may vary depending on the specific circumstances.

Daniel M. Sessa

			Involuntary-Not For Cause Termination
Component	Voluntary Termination	Retirement	Normal Severance	Enhanced Severance	Death	Disability	For Cause Termination	Change in Control
Base Salary	$0	$0	$112,500	$900,000	$112,500	$900,000	$0	$1,350,000
Prorated Bonus	n/a	n/a	n/a	n/a	n/a	n/a	n/a	315,000
Bonus	0	0	0	1,057,845	0	1,057,845	0	945,000
Payment in Lieu of Outplacement Services	0	0	0	45,000	0	45,000	0	67,500
Payment in Lieu of Perquisites	0	0	0	45,000	0	45,000	0	202,500
Post-Employment Health Care Coverage	0	0	0	22,048	0	0	0	38,493
Long-Term Equity Accelerated Vesting(1)	0	2,187,387	0	0	2,511,378	2,511,378	0	5,622,052
Incremental Payment Under Supplemental Retirement Plan and Frozen Profit Sharing Restoration Plan	0	0	0	0	0	0	0	1,101,565
280G Tax Gross-up	0	0	0	0	0	0	0	3,515,795
Unused, Accrued Vacation(2)	43,269	43,269	43,269	43,269	43,269	43,269	43,269	43,269

TOTAL	$43,269	$2,230,656	$155,769	$2,113,162	$2,667,147	$4,602,492	$43,269	$13,201,174

(1)	The amounts shown reflect pro-rata vesting of unvested long-term incentive awards. Such amounts are based on the NYSE closing price of our common stock on December 31, 2014, which was $95.07.

(2)	The amounts shown represent a lump-sum payment for five weeks of vacation in 2014 (assuming the NEO did not take any vacation days in 2014). Actual payouts may vary depending on the specific circumstances.

John D. Torres

			Involuntary-Not For Cause Termination
Component	Voluntary Termination	Retirement	Normal Severance	Enhanced Severance	Death	Disability	For Cause Termination	Change in Control
Base Salary	$0	$0	$108,750	$870,000	$108,750	$870,000	$0	$1,305,000
Prorated Bonus	n/a	n/a	n/a	n/a	n/a	n/a	n/a	304,500
Bonus	0	0	0	1,027,180	0	1,027,180	0	913,500
Payment in Lieu of Outplacement Services	0	0	0	43,500	0	43,500	0	65,250
Payment in Lieu of Perquisites	0	0	0	43,500	0	43,500	0	195,750
Post-Employment Health Care Coverage	0	0	0	34,679	0	0	0	58,124
Long-Term Equity Accelerated Vesting(1)	0	2,187,387	0	0	2,511,378	2,511,378	0	5,622,052
Incremental Payment Under Supplemental Retirement Plan and Frozen Profit Sharing Restoration Plan	0	0	0	0	0	0	0	1,318,733
280G Tax Gross-up	0	0	0	0	0	0	0	3,802,854
Unused, Accrued Vacation(2)	41,827	41,827	41,827	41,827	41,827	41,827	41,827	41,827

TOTAL	$41,827	$2,229,214	$150,577	$2,060,686	$2,661,955	$4,537,385	$41,827	$13,627,590

(1)	The amounts shown reflect pro-rata vesting of unvested long-term incentive awards. Such amounts are based on the NYSE closing price of our common stock on December 31, 2014, which was $95.07.

(2)	The amounts shown represent a lump-sum payment for five weeks of vacation in 2014 (assuming the NEO did not take any vacation days in 2014). Actual payouts may vary depending on the specific circumstances.

DIRECTOR COMPENSATION

We use a combination of cash, stock and long-term equity awards to compensate members of our Board. Directors who are also employees of our Company do not receive any additional compensation for serving on our Board.

Each year, the Committee reviews benchmark data from our Compensation Peer Group and other general industry surveys to assess the competitiveness of our Director compensation program. If the Committee believes changes are warranted to the Board compensation program, the Committee recommends the proposed changes to the independent members of the Board for approval.

Based on the Committee’s review, the following changes were implemented effective January 1, 2014: the cash portion of the retainer was increased by $5,000; the retainer paid to the Lead Director and the Chairs of the Audit, Compensation and Human Resources and Board Governance Committees were increased by $5,000, and the retainer paid to the Chair of the Public Policy Committee was increased by $4,000. No changes were implemented for 2015.

2014 Annual Retainer

In 2014, we provided the following retainers to our Board, paid on a quarterly basis:

	Board Retainer	Lead Director / Committee Chair Retainer
Non-Employee Directors	$95,000, with up to $75,000 payable in cash and the remainder payable in Company common stock	• Lead Director:	$25,000
		• Audit:	$20,000
		• Compensation and Human Resources:	$15,000
		• Board Governance:	$15,000
		• Public Policy:	$10,000

Non-Employee Directors’ Compensation and Deferral Plan

Under this plan, non-employee directors may receive all or a portion of their annual retainer for service on the Board in Company common stock.

Long-Term Incentive Compensation

Non-employee directors receive 100% of their long-term incentive in the form of RSUs under the LII 2010 Incentive Plan. In 2014, we awarded each non-employee director 1,139 RSUs. Generally, the RSUs vest three years following the date of grant provided that the director remains on our Board throughout the vesting period.

Retirement and Health and Welfare Plans

We provide a frozen Directors’ Retirement Plan for non-employee directors who were active Board members prior to 1998 and allow such directors to participate in our health care program under the same terms and provisions that we provide to our employees. The frozen Directors’ Retirement Plan provides for partial continuation of the cash component of the director’s annual retainer at the time of retirement for life. During 2014, Mr. Major and Mr. Thompson were the only active Board members eligible for this plan. Mr. Major is the only active Board member who participates in our health care program.

Perquisites and Other Compensation

We allow our non-employee directors to participate in our employee rebate program, which provides rebates on eligible residential heating and air conditioning equipment, accessories, and supplies. We also reimbursed all non-employee directors for their reasonable expenses incurred in connection with attendance at Board or Board committee meetings. We also provided some non-employee directors with communication devices in order to access Board materials.

Stock Ownership Guidelines

Pursuant to our Corporate Governance Guidelines, all non-employee directors are subject to stock ownership guidelines. Unvested RSUs and shares of common stock owned count towards this requirement.

Each non-employee director is required to own shares of our common stock having a value of at least:

•	three times their annual retainer by the later of January 1, 2013 or three years after their election; and

•	four times their annual retainer by the later of January 1, 2015 or five years after their election.

As of December 31, 2014, all non-employee directors met our stock ownership guidelines, except for Ms. Quintos, who joined the Board in 2014.

Fiscal 2014 Director Compensation Table

The following table provides information regarding compensation earned in 2014 by each non-employee member of our Board.

Name	Fees Earned ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Richard L. Thompson	120,000	100,524	101,160	0	321,684
Janet K. Cooper	95,000	100,524		0	195,524
C.L. (Jerry) Henry	110,000	100,524		0	210,524
John E. Major	110,000	100,524	58,653	0	269,177
John W. Norris, III	105,000	100,524		0	205,524
Karen H. Quintos	31,667	100,524		0	132,191
Paul W. Schmidt	115,000	100,524		0	215,524
Terry D. Stinson	95,000	100,524		0	195,524
Gregory T. Swienton	94,812	100,524		0	195,336
Todd J. Teske	95,000	100,524		0	195,524

(1)	The table below identifies the allocation between cash and stock of the fees earned in 2014 by each non-employee director:

Name	Paid in Stock	Paid in Cash
Richard L. Thompson	$49,812	$70,188
Janet K. Cooper	19,776	75,224
C.L. (Jerry) Henry	19,776	90,224
John E. Major	19,776	90,224
John W. Norris, III	19,776	85,224
Karen H. Quintos	31,513	154
Paul W. Schmidt	19,776	95,224
Terry D. Stinson	94,812	188
Gregory T. Swienton	94,812	0
Todd J. Teske	19,776	75,224

(2)	The amounts shown represent the grant date fair value (prior to any assumed forfeitures related to service-based vesting conditions, where applicable) in accordance with FASB ASC Topic 718, in connection with RSUs granted under the LII 2010 Incentive Plan. The grant date fair value of RSUs granted to non-employee directors in 2014, calculated in accordance with FASB ASC Topic 718, is as follows:

	Grant Date	RSUs Granted in 2014 (#)	Grant Date Fair Value Per Share ($)(a)	Grant Date Fair Value ($)

Each Non-Employee Director	December 12, 2014	1,139	88.256	100,524

(a)	$88.256 is the dividend discounted value, based on a dividend rate of 1.62%, of the average of the high and low NYSE trading prices of our common stock on the date of the grant, which was $92.64.

(3)	The amounts shown represent the change in the present value of accumulated pension benefits that accrued during 2014 under our Directors’ Retirement Plan, based on a 3.62% discount rate.

(4)	The aggregate value of perquisites for each non-employee director was less than $10,000.

The following table provides information regarding the aggregate number of outstanding RSUs held by each non-employee director as of December 31, 2014. RSUs generally vest on the third anniversary of the date of grant.

Name	Aggregate RSUs Outstanding as of December 31, 2014 (# of shares)
Richard L. Thompson	4,501
Janet K. Cooper	4,501
C.L. (Jerry) Henry	4,501
John E. Major	4,501
John W. Norris, III	4,501
Karen H. Quintos	1,139
Paul W. Schmidt	4,501
Terry D. Stinson	4,501
Gregory T. Swienton	4,501
Todd J. Teske	4,501

EQUITY COMPENSATION PLAN INFORMATION

We currently administer three equity compensation plans: the LII 2010 Incentive Plan, the 2012 Employee Stock Purchase Plan, and the Non-Employee Directors’ Compensation and Deferral Plan. The following table provides information as of December 31, 2014 regarding shares of our common stock that may be issued under these equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3)
Equity compensation plans approved by security holders
• LII 2010 Incentive Plan	2,262,996	$56.20	3,769,826
• 2012 Employee Stock Purchase Plan			2,441,972
• Non-Employee Directors’ Compensation and Deferral Plan			247,390

Equity compensation plans not approved by security holders	—	—	—

Total	2,262,996	$56.20	6,459,188

(1)	Includes the following:

•	1,532,911 stock appreciation rights granted under the LII 2010 Incentive Plan, which, upon exercise, will be net-settled in shares of our common stock;

•	372,855 shares of our common stock to be issued upon the vesting of restricted stock units outstanding under the LII 2010 Incentive Plan; and

•	357,230 shares of our common stock to be issued, assuming we meet the target performance goals for the applicable three-year performance period, of performance share units granted under the LII 2010 Incentive Plan.

The following table illustrates the number of shares of our common stock that may be issued pursuant to outstanding performance share units and the number of shares that may be available for future issuance under our equity compensation plans if our performance falls below or exceeds our target performance goals:

	Performance Level
	Below Threshold	Threshold	Target	Maximum
Shares to be Issued Pursuant to Outstanding Performance Share Units	0	178,615	357,230	714,460
Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans	6,816,418	6,637,803	6,459,188	6,101,958

(2)	Excludes performance share unit and restricted stock unit awards because such awards have no exercise price.

(3)	Assuming, with respect to outstanding performance share units, we meet target performance goals for the applicable three-year performance period, includes 3,769,826 shares of common stock available for issuance under the LII 2010 Incentive Plan, of which 2,943,034 shares are available for awards to employees and 826,792 shares are available for awards to non-employee directors; 2,441,972 shares of common stock available for issuance under the 2012 Employee Stock Purchase Plan, and 247,390 shares of common stock available for issuance under the Non-Employee Directors’ Compensation and Deferral Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

All related party transactions must be approved in accordance with the written Related Party Transactions Policy adopted by our Board. A related party transaction is a transaction or relationship since the beginning of the Company’s last fiscal year in which (i) the total amount involved will or may be expected to exceed $120,000, (ii) the Company or any of its subsidiaries is a participant, and (iii) any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of an equity interest in another entity). A related party is any person who is or was since the beginning of the previous fiscal year an executive officer, director or nominee for election as a director; a stockholder owning more than 5% of the Company’s voting securities; or an immediate family member of any of these persons.

Our Board has considered certain limited types of transactions with related persons that meet specified criteria and determined that each of them is deemed to be pre-approved under the terms of the Related Party Transaction Policy. These include (i) transactions with companies and charitable contributions to organizations at which a related party’s only relationship is as an employee (other than an executive officer), if the amount of the transaction or contribution does not exceed the greater of $1,000,000 or 1% of that Company’s total annual revenue; (ii) transactions involving competitive bids, (iii) regulated transactions; and (iv) certain routine banking services.

Our Audit Committee is generally responsible for approving all related party transactions, which must be on terms that are fair to our Company and comparable to those that could be obtained in arm’s length dealings with an unrelated third party. In the event a related party transaction involves one or more members of the Audit Committee, the transaction must be approved by an ad hoc committee appointed by the Board and composed entirely of independent and disinterested directors. There were no transactions with related persons in 2014 that require disclosure pursuant to Item 404(a) of Regulation S-K.

Compensation Committee Interlocks and Insider Participation

During 2014, no member of the Compensation and Human Resources Committee was an officer or employee of our Company or any of our subsidiaries. In addition, none of our executive officers served on the board of directors or on the compensation committee of any other entity, for which any executive officers of such other entity served either on our Board or on our Compensation and Human Resources Committee.

OWNERSHIP OF COMMON STOCK

The following table provides information regarding the beneficial ownership of our common stock as of January 15, 2015 (unless otherwise noted) by (i) each person known to own beneficially more than 5% of our common stock, (ii) each of our directors, (iii) each of our NEOs, and (iv) all current directors and executive officers as a group.

For purposes of this table, “beneficial ownership” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”)) takes into account shares as to which the individual has or shares voting or investment power as well as shares that may be acquired within 60 days (such as by exercising vested stock options or SARs, or the vesting of RSUs) and is different from beneficial ownership for purposes of Section 16 of the Exchange Act. As a result, the numbers below may differ from the numbers reported in forms filed pursuant to Section 16 (e.g., Forms 4).

To our knowledge and unless otherwise indicated, each stockholder listed below has sole voting and investment power over the shares listed as beneficially owned by such stockholder. Percentage of ownership is based on 44,676,927 shares of common stock outstanding as of February 6, 2015. Number of shares held by beneficial owners of more than 5% of our common stock and percentage ownership are as of the date of the applicable SEC filing made by those owners (unless otherwise noted).

Name of Beneficial Owner	Common Stock Held (#)	Common Stock that may be Acquired Within 60 Days(#)	Total Shares Beneficially Held(#)	Percent of Class (%)
5% Stockholders
John W. Norris, Jr.(1)	3,181,613	—	3,181,613	7.1
BlackRock, Inc.(2)	2,926,033	—	2,926,033	6.1
Wellington Management Company, LLP(3)	2,449,824	—	2,449,824	5.1
T. Rowe Price Associates, Inc.(4)	3,193,940	—	3,193,940	6.6
The Vanguard Group(5)	2,732,014	—	2,732,014	5.7
Directors and Executive Officers
Todd M. Bluedorn	179,049	250,827	429,876	*
Janet Cooper(6)	12,083	—	12,083	*
C. L. (Jerry) Henry	40,110	—	40,110	*
John E. Major(7)	9,924	—	9,924	*
John W. Norris, III(8)	958,396	—	958,396	*
Karen H. Quintos	351	—	351
Joseph Reitmeier	5,502	18,584	24,086	*
Paul W. Schmidt(9)	18,700	—	18,700	*
Daniel M. Sessa	22,760	18,732	41,492	*
Terry D. Stinson	36,398	—	36,398	*
Gregory T. Swienton	11,994	—	11,994	*
Todd J. Teske	2,919	—	2,919	*
Richard L. Thompson(10)	231,431	—	231,431	*
John D. Torres	21,942	14,485	36,427	*
Douglas L. Young	38,099	32,150	70,249	*

All current executive officers and directors as a group (19 persons)	1,680,033	476,995	2,157,028	4.8%

*	Less than 1% of outstanding common stock

(1)	Solely based on the Schedule 13D filed with the Securities and Exchange Commission filed by Mr. Norris, Jr. on August 12, 1999, and includes (a) 321,750 shares held by the John W. Norris, Jr. Trust A, for which Mr. Norris, Jr. is a co-trustee (Mr. Norris, Jr. disclaims beneficial ownership of such shares); (b) 2,545,105 shares held by the Norris Family Limited Partnership, of which Mr. Norris, Jr. is General Partner; (c) 214,758 shares held by the Norris Living Trust; and (d) 100,000 shares held by The Cabin Foundation, of which Mr. Norris, Jr. serves as President. Mr. Norris, Jr.’s address is 3831 Turtle Creek Blvd., Dallas, Texas 75219.

(2)	As reported by BlackRock, Inc., 40 East 52nd Street, New York, NY 10022, on an amendment to Schedule 13G filed with the Securities and Exchange Commission on January 12, 2015. BlackRock, Inc. reported sole voting power with respect to 2,778,885 shares and sole dispositive power with respect to 2,926,033 shares.

(3)	As reported by Wellington Management Group, LLC, on an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 12, 2015. Wellington Management Group, LLC, 280 Congress Street, Boston, MA 02210, reported shared dispositive power with respect to 2,065,534 shares and shared voting power with respect to 2,449,824 shares.

(4)	As reported by T. Rowe Price Associates, Inc. (“Price Associates”), 100 E. Pratt Street, Baltimore, MD 21202, on an amendment to Schedule 13G filed with the Securities and Exchange Commission on December 21, 2014. Price Associates reported sole dispositive power with respect to 3,193,940 shares and sole voting power with respect to 545,650 shares. The shares are owned by various individual and institutional investors, including funds, for which Price Associates serves as an investment advisor with power to direct investments and/or sole power to vote the shares. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be the beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

(5)	As reported by The Vanguard Group, 100 Vanguard Boulevard, Malvern, PA 19355 on a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2015. The Vanguard Group reported sole power to vote 30,459 shares, sole power to dispose of 2,705,155 shares and shared power to dispose of 26,859 shares.

(6)	Excludes 6,000 shares held by the Janet K. Cooper 2012 Trust and 5,052 shares held by trusts for the benefit of Ms. Cooper’s two sons. Ms. Cooper disclaims beneficial ownership of such shares.

(7)	Excludes (a) 10,068 shares held by the John Major Children’s Trust dated 12/15/96 FBO John Blackston Major and (b) 9,069 shares held by the John Major Children’s Trust dated 12/15/96 FBO Barbara Marie Major. Mr. Major disclaims beneficial ownership of the shares held in these trusts.

(8)	Includes (a) 12,225 shares held by the W.H. Norris Trust, 16,147 shares held by the B.W. Norris Revocable Trust, 11,301 shares held by the L.C. Norris Trust and 12,225 shares held by the B.W. Norris Trust, for each of which Mr. Norris’s brother is a trustee; (b) 16,147 shares held by the B.W. Norris Revocable Trust and 9,767 shares held by the W.H. Norris Revocable Trust, of which Mr. Norris is a co-trustee; (c) 266,667 shares held by the Norris Family Irrevocable Trust, of which Mr. Norris is the trustee and disclaims beneficial ownership; (c) 321,750 shares held by the John W. Norris, Jr. Trust A, of which Mr. Norris is one of the trustees; (d) 16,838 shares held by spouse, Catherine Houlihan, of which Mr. Norris disclaims beneficial ownership; and (e) 26,694 shares held by Mr. Norris’s minor children, of which Mr. Norris disclaims beneficial ownership.

(9)	Includes 16,113 shares held by the Mary T. Schmidt Irrevocable Trust U/A/D 10-16-12 of which Mr. Schmidt is a co-trustee and a beneficiary and 2,587 shares held by the Paul W. Schmidt Living Trust.

(10)	Includes 231,431 shares held by the R&B Thompson 2005 Family Trust, of which Mr. Thompson is a co-trustee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than 10% of our common stock to timely file with the SEC initial reports of ownership and reports of changes in their ownership of our common stock. SEC regulations require our directors, executive officers and greater than 10% stockholders to furnish us with copies of these reports.

To our knowledge, based solely on a review of the reports we filed on behalf of our directors and executive officers, written representations from these persons that no other reports were required and all Section 16(a) reports provided to us, we believe that during fiscal 2014 our directors, executive officers and holders of more than 10% of our common stock filed the required reports on a timely basis under Section 16(a), except that John W. Norris, III, a director, failed to timely file several reports related to changes in beneficial ownership as a result of changes in trusts.

OTHER INFORMATION

Proxy Solicitation

We will pay for the cost of this proxy solicitation. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, facsimile, email or in person. They will not be paid for soliciting proxies but may be reimbursed for out-of-pocket expenses related to the proxy solicitation. We have retained Georgeson Inc. to assist in the solicitation of proxies for a fee of $12,000 plus reimbursement of expenses. We will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners of our common stock. Upon request, we will reimburse the brokerage houses and custodians for their reasonable expenses in so doing.

Multiple Stockholders Sharing the Same Address

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address and last name will receive only one copy of our Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report to Stockholders and Annual Report on Form 10-K, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure helps reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate Proxy Cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report to Stockholders and Annual Report on Form 10-K, or if you hold stock in more than one account, and, in either case, you wish to receive only a single copy of each of these documents for your household, please contact our Investor Relations department by telephone at (972) 497-5000 or in writing at 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Investor Relations.

If you participate in householding and wish to receive a separate copy of these documents, please contact our Investor Relations department as indicated above.

Form 10-K

Our Annual Report on Form 10-K (excluding exhibits) is a part of our 2014 Annual Report to Stockholders, which is being sent with this Proxy Statement. If you are entitled to vote at the Annual Meeting of Stockholders, you may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including the financial statements required to be filed with the SEC, without charge, by contacting our Investor Relations department by telephone at (972) 497-5000 or in writing at 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Investor Relations.

Stockholder Proposals for the 2016 Annual Meeting of Stockholders

Proposals for Inclusion in the Proxy Statement

If you wish to submit a proposal for possible inclusion in our 2016 Proxy Statement, we must receive your notice, in accordance with the rules of the SEC, on or before December 2, 2015. The proposal should be sent in writing to 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Corporate Secretary.

Proposals Not for Inclusion in the Proxy Statement to be Offered at the 2016 Annual Meeting

If you wish to introduce a proposal at the 2016 annual meeting of stockholders but do not want your proposal to be included in our 2016 proxy materials, our Bylaws require you to follow certain procedures and provide certain information and representations related to your proposal. Among other requirements, you must give written notice to our Corporate Secretary of your intention to introduce your proposal and must represent that (i) you are a holder of record of Company stock entitled to vote at the annual meeting and (ii) you intend to appear at the annual meeting to present your proposal. We must receive your notice at least 60 days, but no more than 90 days, prior to the 2016 annual meeting of stockholders. If we give less than 70 days’ notice of the 2016 annual meeting of stockholders date, we must receive your notice within 10 days following the date on which notice of the date of the 2016 annual meeting of stockholders was mailed or such public disclosure was made to our stockholders. In the case of a special meeting of stockholders, we must receive your notice within 10 days following the date on which notice of such meeting is first given to stockholders.

Your notice must include certain information about you, your proposal, and any person “acting in concert” with you and why implementation of your proposal would be in the best interest of the Company and its stockholders. Your notice must also include the shares of the Company’s stock you beneficially own (including any option, warrant or similar right and any other direct or indirect right or interest that may enable you to share in any profit, or manage the risk, from any change in the value of the Company’s stock), any proxy or other right you hold to vote the Company’s stock (or any similar right which has the effect of increasing or decreasing your voting power), performance-related fees which you would be entitled to as a result of any change in the value of the Company’s stock, any material interest you have in your proposal and any other information required to disclosed in a proxy statement. Depending on the nature of the proposal, additional information may be required. If you do not appear at the meeting to represent your proposal, your proposal will be disregarded.

By Order of the Board of Directors,

John D. Torres
Corporate Secretary

Richardson, Texas

April 1, 2015

APPENDIX A TO THE PROXY STATEMENT

LENNOX INTERNATIONAL INC.

2010 INCENTIVE PLAN

1.	NAME AND PURPOSE OF THE PLAN

Lennox International Inc. (the “Company”), a Delaware corporation, establishes and adopts this Lennox International Inc. 2010 Incentive Plan, as amended and restated (the “Plan”) effective as of the Effective Date. The Plan is an amendment and restatement of the Amended and Restated 1998 Incentive Plan of Lennox International Inc. The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants or advisors who are expected to contribute to the Company’s success and to achieve short-term and long-term objectives that will benefit stockholders of the Company through the additional incentives inherent in the Awards granted under the Plan.

2.	DEFINITIONS

2.1.        “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the Plan.

2.2.        “Award Agreement” means any agreement, contract or other instrument or document evidencing any Award, whether in writing or through an electronic medium.

2.3.        “Beneficial Owner” means, with reference to any securities, any Person if:

(a)        such Person is the “beneficial owner” (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the Effective Date) of such securities; provided, however, that a Person will not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this subsection (a) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (i) arises solely from a revocable proxy or consent given in response to a public (i.e., not including a solicitation exempted by Rule 14a-2(b)(2) of the General Rules and Regulations under the Exchange Act) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (ii) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(b)        such Person is a member of a “group” (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person (other than an Exempt Person) that beneficially owns such securities; provided, however, that nothing in this definition will cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition. For purposes of this subsection (b), “voting” a security includes voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for a stockholder list, to call a stockholder meeting or to inspect corporate books and records) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.

2.4.        “Board” means the board of directors of the Company.

2.5.        “Change in Control” will be deemed to have occurred if the event set forth in any one of the following paragraphs has occurred:

(a)        Any Person (other than an Exempt Person) becomes the Beneficial Owner of 35% or more of the Shares then outstanding or 35% or more of the combined voting power of the Voting Stock of the

Company then outstanding; provided, however, that no Change in Control will be deemed to occur for purposes of this subsection (a) if such Person becomes a Beneficial Owner of 35% or more of the Shares or 35% or more of the combined voting power of the Voting Stock of the Company solely as a result of (i) an Exempt Transaction or (ii) an acquisition by a Person pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this definition are satisfied;

(b)        Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board; provided, further, that there will be excluded, for this purpose, any such individual whose initial assumption of office occurs as a result of any election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board;

(c)        Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 65% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding Voting Stock of such corporation is beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such reorganization, merger or consolidation (ignoring, for purposes of this clause (i), the first proviso in subsection (a) of the definition of “Beneficial Owner” set forth above) in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation of the outstanding Common Stock, (ii) no Person (excluding any Exempt Person or any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 35% or more of the Common Stock then outstanding or 35% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 35% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding Voting Stock of such corporation and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action by the Board providing for such reorganization, merger or consolidation; or

(d)        Approval by the stockholders of the Company of (i) a complete liquidation or dissolution of the Company, unless such liquidation or dissolution is approved as part of a plan of liquidation and dissolution involving a sale or disposition of all or substantially all of the assets of the Company to a corporation with respect to which, following such sale or other disposition, all of the requirements of clauses (ii)(A), (B) and (C) of this subsection (d) are satisfied, or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which, following such sale or other disposition, (A) more than 65% of the then outstanding shares of common stock of such corporation and the combined voting power of the Voting Stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such sale or other disposition (ignoring, for purposes of this clause (ii)(A), the first proviso in subsection (a) of the definition of “Beneficial Owner” set forth above) in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock, (B) no Person (excluding any Exempt Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 35% or more of the Common Stock then outstanding or 35% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 35% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding Voting

Stock of such corporation and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action of the Board providing for such sale or other disposition of assets of the Company.

2.6.        “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as such law and regulations may be amended from time to time.

2.7.        “Committee” means the Compensation and Human Resources Committee of the Board or any successor committee.

2.8.        “Common Stock” means the common stock, par value $.01 per share, of the Company.

2.9.        “Consultant” means any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer or sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.10.        “Covered Employee” means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

2.11.        “Director” means a non-employee member of the Board.

2.12.        “Disability” means permanently disabled (completely unable to perform Participant’s duties as defined in the benefit plans of the Company).

2.13.        “Dividend Equivalents” has the meaning set forth in Section 12.5.

2.14.        “Effective Date” has the meaning set forth in Section 13.13.

2.15.        “Employee” means any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.

2.16.        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.17.        “Exempt Person” means the Company, any Subsidiary, any employee benefit plan of the Company or any Subsidiary, and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan.

2.18.        “Exempt Transaction” means an increase in the percentage of the outstanding shares of Common Stock or the percentage of the combined voting power of the outstanding Voting Stock of the Company beneficially owned by any Person solely as a result of a reduction in the number of shares of Common Stock then outstanding due to the repurchase of Common Stock by the Company, unless and until such time as such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 3% or more of the then outstanding shares of Common Stock or additional Voting Stock representing 3% or more of the combined voting power of the then outstanding Voting Stock.

2.19.        “Fair Market Value” means, with respect to Shares as of any date, (i) the mean between the highest and lowest sales price per Share reported as having occurred on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the mean between the highest and lowest sales price per Share reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in good faith in its sole discretion. The Fair Market Value of any property other than Shares means the market value of such property determined by such methods or procedures as are established from time to time by the Committee. The Committee is authorized to adopt another fair market value pricing method, provided such method is stated in the Award Agreement and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

2.20.        “Incentive Stock Option” means an Option that when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code or any successor provision.

2.21.        “Limitations” has the meaning set forth in Section 10.5.

2.22.        “Option” means any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee determines.

2.23.        “Other Share-Based Award” has the meaning set forth in Section 8.1.

2.24.        “Participant” means an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

2.25.        “Performance Award” means any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.

2.26.        “Performance Cash” means any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee established.

2.27.        “Performance Goal” means one or more measurable performance goals established by the Committee pursuant to the Plan for Participants who have received Performance Awards pursuant to the Plan standards established by the Committee, which Performance Goals will be based on one or more, or a combination, of the following criteria, or the attainment of specified levels of or growth or improvement in one or more of the following criteria: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; expense levels; working capital levels, including cash, inventory and accounts receivable; operating margins, gross margins or cash margin; year-end cash; debt reduction; stockholder equity; operating efficiencies; research and development achievements; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); strategic partnerships or transactions; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios measuring liquidity, activity, profitability, working capital or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); and implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel.

2.28.        “Performance Period” means the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.

2.29.        “Performance Share” means any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value will be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee establishes.

2.30.        “Performance Unit” means any grant pursuant to Article 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value will be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee establishes.

2.31.        “Permitted Assignee” has the meaning set forth in Section 12.3.

2.32.        “Person” means any individual, firm, corporation, partnership, association, trust, unincorporated organization or other entity.

2.33.        “Prior Plans” has the meaning set forth in Section 13.13.

2.34.        “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.35.        “Restricted Stock Award” has the meaning set forth in Section 7.1.

2.36.        “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of cash, Shares or such other property as the Committee determines, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.37.        “Restricted Stock Unit Award” has the meaning set forth in Section 7.1.

2.38.        “Shares” means the shares of Common Stock of the Company.

2.39.        “Stock Appreciation Right” means the right granted to a Participant pursuant to Article 6.

2.40.        “Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation, (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise), (iii) any other corporation, partnership or other entity that is a “subsidiary” of the Company within the meaning of Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, (iv) at the discretion of the Committee, in the case of a corporation, any other corporation which the Company directly or indirectly owns shares representing less than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation, and (v) at the discretion of the Committee, in the case of any partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns less than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

2.41.        “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.42.        “Vesting Period” means the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

2.43.        “Voting Stock” means, with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred).

3.	SHARES SUBJECT TO THE PLAN

3.1        Number of Shares.

(a)        Subject to adjustment as provided for in Section 12.2 of the Plan, a total of 24,254,706 Shares are authorized for issuance or transfer under the Plan, of which 22,094,706 Shares are available for Awards to Employees and Consultants and 2,160,000 Shares are available for Awards to Directors; provided, however, that, with respect to Awards made under the Plan after December 31, 2009, no more than 2,922,553 Shares may be issued under the Plan to Employees and Consultants, no more than 842,790 Shares may be issued under the Plan to Directors, and only 1,859,651 of the total Shares authorized for issuance under the Plan will be available for full-value Restricted Stock Awards, Restricted Stock Unit Awards, Performance Shares, Performance Units and Other Share-Based Awards to Employees, Directors or Consultants. Notwithstanding anything to the contrary contained in this Plan, no Director may be granted, during any calendar year, Awards with respect to more than 40,000 Shares; provided, however, that a non-employee vice chairman of the Board may be granted, during any calendar year, Awards with respect to up to 120,000 Shares and a non-employee chairman of the Board may be granted, during any calendar year, Awards with respect to up to 200,000 Shares.

(b)        If (i) any Shares subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of Shares, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award (including on payment in Shares on exercise of a Stock Appreciation Right), or (ii) after December 31, 2009 any Shares subject to an award under the Prior Plans are forfeited, an award under the Prior Plans expires or otherwise terminates without issuance of Shares, or an award under the Prior Plans is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such award (including on payment in Shares on exercise of a stock appreciation right granted under the Prior Plans), such Shares will, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan.

(c)        Notwithstanding anything to the contrary contained in this Plan, the following Shares will not be added to the Shares authorized for grant under Section 3.1(a): (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or an option granted under the Prior Plans, or to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right or options or stock appreciation rights granted under the Prior Plans; and (ii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options granted under the Prior Plans.

(d)        Substitute Awards will not reduce the Shares authorized for grant under the Plan or the applicable Limitations for grant to a Participant under Section 10.5, nor will Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and will not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not Employees or directors prior to such acquisition or combination.

3.2.        Character of Shares. Any Shares issued under this Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.	ELIGIBILITY AND ADMINISTRATION

4.1.        Eligibility. Any Employee, Director or Consultant will be eligible to be selected as a Participant.

4.2.        Administration.

(a)        The Plan will be administered by the Committee, except with respect to such matters that are required to be administered by the Board, in which case, to the extent appropriate, references in the Plan to the Committee will be deemed to be references to the Board. The Committee will have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted under this Plan; (ii) determine the type or types of Awards to be granted to each Participant under this Plan; (iii) determine the number of Shares to be covered by each Award granted under this Plan; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted under this Plan; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan will be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award will be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee deems desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b)        Decisions of the Committee will be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. Notwithstanding the foregoing, any action or determination by the Committee specifically affecting or relating to an Award to a Director will require the approval of the Board.

(c)        To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Committee may delegate to (i) a committee of two or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant Awards to Employees who are not directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not directors or executive officers of the Company.

(d)        Each person delegated authority in accordance with the Plan will be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

5.	OPTIONS

5.1.        Grant of Options. Options may be granted under this Plan to Participants either alone or in addition to other Awards granted under the Plan. Any Option will be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee deems desirable. Options granted under this Plan may not include provisions that “reload” the Option upon exercise.

5.2.        Award Agreements. All Options will be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee determines, which are not inconsistent with the provisions of the Plan. The terms and conditions of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan will not impose an obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3.        Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article will not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the option price per share will be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 12.2, the Committee will not, without the approval of the Company’s stockholders, (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

5.4.        Option Term. The term of each Option will be fixed by the Committee in its sole discretion; provided that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; provided, however, that the term of the Option will not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary.

5.5.        Exercise of Options.

(a)        Vested Options granted under the Plan must be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise will be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(b)        Unless otherwise provided in an Award Agreement, full payment of such purchase price must be made at the time of exercise and must be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including, to the extent permitted by law, same-day sales through a broker), or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, must be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and must be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted under this Plan be exercised for a fraction of a Share. Except for (i) Substitute Awards, (ii) under special circumstances determined by the Committee, (iii) as contemplated by Article 11, or (iv) as may be set forth in an Award Agreement with respect to retirement, death or Disability of a Participant, Options granted to employees of the Company or any Subsidiary will not be exercisable before the expiration of one year from the date the Option is granted. The restriction in this Section on exercisability before the expiration of one year from the date the Option is granted will not apply to Options granted to Directors or Consultants.

(c)        Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option will be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company will deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share will be settled in cash.

5.6.        Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise will be in the form of Restricted Stock or other similar securities.

5.7.        Incentive Stock Options. The Committee may grant Incentive Stock Options to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan will be 2,922,553 Shares, subject to adjustment as provided in Section 12.2.

6.	STOCK APPRECIATION RIGHTS

6.1.        Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2.        Terms and Conditions. Stock Appreciation Rights will be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as determined from time to time by the Committee, including the following:

(a)        Upon the exercise of a Stock Appreciation Right, the holder will have the right to receive the excess of (i) the fair market value of one Share on the date of exercise (or such amount less than such fair market value as the Committee determines at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.

(b)        The Committee will determine in its sole discretion whether payment of a Stock Appreciation Right is made in cash, in whole Shares or other property, or any combination thereof.

(c)        The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d)        The Committee may impose such other terms and conditions on the exercise of any Stock Appreciation Right as it deems appropriate. A Stock Appreciation Right will (i) have a grant price not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, (ii) have a term not greater than ten (10) years, and (iii) not be exercisable before the expiration of one year from the date of grant, except for (w) Substitute Awards, (x) under special circumstances determined by the Committee, (y) as contemplated by Article 11, or (z) as may be set forth in an Award Agreement with respect to retirement, death or Disability of a Participant. The restriction in this Section on exercisability before the expiration of one year from the date of grant will not apply to Stock Appreciation Rights granted to Directors or Consultants.

(e)        An Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and neither the Stock Appreciation Right nor the Option has expired, the Stock Appreciation Right will be deemed to have been exercised by the Participant on such day. In such event, the Company will make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share will be settled in cash.

(f)        Without the approval of the Company’s stockholders, other than pursuant to Section 12.2, the Committee will not (i) reduce the grant price of any Stock Appreciation Right after the date of grant, (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award)), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

7.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1.        Grants. Awards of Restricted Stock and of Restricted Stock Units may be granted under this Plan to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards will also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

7.2.        Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan will be set forth in an Award Agreement which will contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

7.3.        Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant will become a stockholder of the Company with respect to all Shares subject to the Award Agreement and will have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award will not possess voting rights with respect to such Award. Except as otherwise provided in an Award Agreement, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or the number of Shares covered by a Restricted Stock Unit Award as to which the restrictions have not yet lapsed will be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award. Notwithstanding the provisions of this Section, cash dividends with respect to any Restricted Stock Award and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or the number of Shares covered by a Restricted Stock Unit Award that vests based on achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, Shares or other property has been distributed.

7.4.        Minimum Vesting Period. Except for (a) Substitute Awards, (b) under special circumstances determined by the Committee, (c) as contemplated by Article 11, or (d) as may be contemplated in an Award Agreement with respect to death, Disability or retirement of the Participant, Restricted Stock Awards and Restricted Stock Unit Awards subject only to continued employment with the Company or a Subsidiary will have a Vesting Period of not less than one (1) year from date of grant, subject in any such case to accelerated vesting in the Committee’s discretion in the event of the termination of the Participant’s service with the Company and its Subsidiaries as provided for in the applicable Award Agreement. Subject to the foregoing minimum Vesting Period requirements, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code in the case of a Restricted Stock Award or Restricted Stock Unit Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee deems appropriate. The minimum Vesting Period requirements of this Section will not apply to Restricted Stock Awards or Restricted Stock Unit Awards granted to Directors or Consultants.

7.5        Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates will be held by the Company. Such certificate or certificates will be registered in the name of the Participant and will bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8.	OTHER SHARE-BASED AWARDS

8.1.        Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred stock units, may be granted under this Plan to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards will also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

8.2.        Award Agreements. The terms of Other Share-Based Award granted under the Plan will be set forth in an Award Agreement which contains provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding the provisions of this Section, any property (other than cash) distributed as a dividend or otherwise with respect to the number of Shares covered by an Other Share-Based Award that vests based on achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by an Other Share-Based Award with respect to which such cash, Shares or other property has been distributed.

8.3.        Minimum Vesting Period. Except for (a) Substitute Awards, (b) under special circumstances determined by the Committee, (c) as contemplated by Article 11, or (d) as may be contemplated in an Award Agreement with respect to death, Disability or retirement of the Participant, Other Share-Based Awards subject only to continued service with the Company or a Subsidiary will have a Vesting Period of not less than one

(1) year from date of grant, subject in any such case to accelerated vesting in the Committee’s discretion in the event of termination of the Participant’s service with the Company and its Subsidiaries as provided for in the applicable Award Agreement. Subject to the foregoing minimum Vesting Period requirements, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code in the case of an Other Share-Based Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee deems appropriate. The minimum Vesting Period requirements of this Section will not apply to Other Share-Based Awards granted to Directors or Consultants.

8.4.        Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9.	PERFORMANCE AWARDS

9.1.        Grants. Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period will be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.

9.2.        Award Agreements. The terms of any Performance Award granted under the Plan may be set forth in an Award Agreement which contains provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards have Dividend Equivalents (subject to the requirements of Section 12.5). The terms of Performance Awards need not be the same with respect to each Participant.

9.3.        Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period will be determined by the Committee upon the grant of each Performance Award. Except for (a) Substitute Awards, (b) under special circumstances determined by the Committee, (c) as contemplated by Article 11, or (d) as may be contemplated in an Award Agreement with respect to death, Disability or retirement of the Participant, Awards of Performance Shares will have a Performance Period of not less than one (1) year from date of grant. The amount of the Award to be distributed will be conclusively determined by the Committee.

9.4.        Payment. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10.	CODE SECTION 162(m) PROVISIONS

10.1.        Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2.        Performance Criteria. If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, will be subject to the achievement of one or more objective Performance Goals. Such Performance Goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment, business unit or individual of the Company, or based upon the relative performance of other companies or any of their subsidiaries, divisions, business segments or business units or upon comparisons of any of the indicators of performance relative to other companies or any of their subsidiaries, divisions, business segments or business units. To the extent and in a manner that complies with Section 162(m) of the Code, the Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals will be set by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code.

10.3.        Adjustments. Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Article, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable Performance Goals except to the extent permitted under Section 162(m) of the Code in the case of death or Disability of the Participant or in the event of a Change in Control.

10.4.        Restrictions. The Committee will have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

10.5.        Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 12.2, no Participant may, in any calendar year, (a) be granted Options with respect to more than 1,000,000 Shares, (b) be granted Stock Appreciation Rights with respect to more than 1,000,000 Shares, and (c) be granted Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards or Other Share-Based Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares with respect to more than, in the aggregate, 500,000 Shares (collectively, the “Limitations”). In addition to the foregoing, the maximum dollar value that may be granted to any Participant in any calendar year with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $5,000,000. If an Award is cancelled, the cancelled Award will continue to be counted toward the applicable Limitations (or, if denominated in cash, toward the dollar amount in the preceding sentence).

11.	CHANGE IN CONTROL PROVISIONS

11.1.        Impact on Awards upon Change in Control.

(a)        Unless otherwise specified or as set forth in a change in control agreement approved by the Committee, in the event of a Change in Control of the Company: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control will immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units will lapse and such awards will become free of all restrictions, limitations and conditions and become fully vested at target, and (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards will lapse, and such Other Share-Based Awards or such other Awards may become free of all restrictions, limitations and conditions and become fully vested at target and transferable to the full extent of the original grant.

(b)        The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding will terminate within a specified number of days after notice to the Participant, or that each Participant will receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, determines.

12.	GENERALLY APPLICABLE PROVISIONS

12.1.        Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it deems advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders to the extent required by such applicable law or U.S. national securities exchange rules and regulations, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend Section 5.3 or Section 6.2(f) to eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval, (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) increase the Limitations. The Board may not, without the approval of the Company’s stockholders, cancel an Option or Stock Appreciation Right in exchange for cash when the exercise or grant price per share exceeds the Fair Market Value of one Share or take any action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for another Award. In addition, no amendments to, or termination of, the Plan will impair the rights of a Participant in any material respect under any Award previously granted without such Participant’s consent.

12.2.        Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions will be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of Shares that may be issued pursuant to Incentive Stock Options, and in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award will always be a whole number.

12.3.        Transferability of Awards. Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent permitted under Section 409A of the Code and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to (a) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (b) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (a), or (c) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (a) are the only partners, members or stockholders; provided that such Permitted Assignee will be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and must execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant will remain bound by the terms and conditions of the Plan. The Company will cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section. Notwithstanding anything to the contrary contained in this Plan, in no event will any Award granted under the Plan be transferred for value.

12.4.        Termination of Employment. The Committee will determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, Disability, voluntary or involuntary termination of employment or services, or otherwise. The date Participant ceases to be employed by or provides services to the Company or any Subsidiary will be determined by the Committee, which determination will be final.

12.5.        Deferral; Dividend Equivalents. The Committee will be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) will be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, dividends and Dividend Equivalents distributed in connection with an Award that vests based on the achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such cash, stock or other property has been distributed.

13.	MISCELLANEOUS

13.1.        Award Agreements. Each Award Agreement will either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement will be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement will set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

13.2.        Tax Withholding. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Shares, and such Participant fails to make arrangements for the payment of tax, the Company may withhold such Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect, or the Company may require the Participant, to satisfy the obligation, in whole or in part, by electing to have withheld, from the Shares required to be delivered to the Participant, Shares having a value equal to the amount required to be withheld, or by delivering to the Company other Shares held by such Participant. The Shares used for tax withholding will be valued at an amount equal to the Fair Market Value of such Shares on the date the benefit is to be included in the Participant’s income. In no event will the Fair Market Value of the Shares to be withheld pursuant to this Section 13.2 to satisfy applicable withholding taxes exceed the minimum amount of taxes required to be withheld. Participants will also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Shares acquired upon the exercise of Options.

13.3.        Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award will confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. Except as specifically provided by the Committee, the Company will not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant will have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.

13.4.        Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.5.        Cancellation or Forfeiture of Award; Forfeiture of Gain. Notwithstanding anything to the contrary in this Plan, any Award Agreement may provide for the cancellation or forfeiture of an Award and repayment to the Company of any gain related to an Award, upon such terms and conditions as may be determined by the Committee in its sole discretion.

13.6.        Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award will be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.7.        Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and will not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

13.8.        Other Plans. Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

13.9.        Severability. The provisions of the Plan are severable. If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change to an applicable statute, such provision will (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid or enforceable and as so limited will remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which will remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan is held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability will not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability will not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable will be made or provided under the Plan.

13.10.        Construction. As used in the Plan, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.”

13.11.        Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained in this Plan will give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.12.        Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, are governed by the laws of the State of Delaware, without reference to principles of conflict of laws.

13.13.        Amendment and Restatement; Effective Date of Plan; Termination of Plan. This Plan is an amendment and restatement of the Amended and Restated 1998 Incentive Plan of Lennox International Inc., itself an amendment and restatement of the 1998 Incentive Plan of Lennox International Inc., which had amended and restated the Lennox International Inc. 1994 Stock Option and Restricted Stock Plan (the “Prior Plans”). The Plan will be effective on the date it is approved as an amendment and restatement of the Amended and Restated 1998 Incentive Plan of Lennox International Inc. by the stockholders of the Company (the “Effective Date”). If the Plan is not so approved within 12 months after the date the Plan is adopted by the Board, the Plan and any Awards granted will be null and void, in which case the Amended and Restated 1998 Incentive Plan of the Company will remain in full force and effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the Effective Date, and on the tenth anniversary of the Effective Date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards will remain in effect thereafter subject to the terms of the Award Agreement regarding such grants and of the Plan.

13.14.        Foreign Employees and Consultants. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

13.15.        Compliance with Section 409A of the Code. This Plan is intended to comply and will be administered in a manner that is intended to comply with Section 409A of the Code and will be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award will be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code will be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

13.16        No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the U.S. Securities and Exchange

Commission) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the U.S. Securities and Exchange Commission), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

13.17.        Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained in the Plan.

PROXY VOTING INSTRUCTIONS

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 P.M Eastern Time, May 13, 2015.

VOTE BY INTERNET	WWW.FIRSTCOASTRESULTS.COM/LENNOX

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, May 14, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

OR

VOTE BY TELEPHONE	1-800-303-7885

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, May 13, 2015. Have your proxy card in hand when you call and then follow the instructions. OR

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: IVS Associates, Inc., C/O First Coast Results, Inc., P.O. Box 3672, Ponte Vedra Beach, FL 32004-9911.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

CONTROL NUMBER

    If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.

LENNOX INTERNATIONAL PROXY SOLICITED BY LENNOX BOARD OF DIRECTORS

The Board of Directors recommends a vote FOR all nominees in Proposal 1 and FOR Proposals 2, 3 and 4.

Proposal 1 Electing three Class II directors to hold office for a three-year term expiring at the 2018 Annual Meeting of Stockholders.

            (01) John E. Major             (02) Gregory T. Swienton             (03) Todd J. Teske

                FOR ALL         ☐                 WITHHOLD ALL         ☐                      FOR ALL EXCEPT     ☐

To withhold your vote for any individual nominee(s), mark “For All Except” box and write the number(s) of the nominees(s) on the line below.

		FOR	AGAINST	ABSTAIN
Proposal 2	Ratifying the appointment of KPMG LLP as our independent registered public accounting firm for the 2015 fiscal year.	☐	☐	☐
Proposal 3	Conducting an advisory vote to approve the compensation of the named executive officers as disclosed in the Proxy Statement.	☐	☐	☐
Proposal 4	Reapproving the Lennox International Inc. 2010 Incentive Plan	☐	☐	☐

Note:     In their discretion, John D. Torres and Todd M. Bluedorn, the proxies named in this card, are authorized to vote upon such business as may properly come before the Annual Meeting in accordance with the terms of our Amended and Restated Bylaws.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Signature

Signature (Capacity)

Date

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stockholder is a corporation, please sign full corporate name by authorized officers, giving full title as such. If a partnership, please sign in partnership name by authorized person, giving full title as such.

ANNUAL MEETING OF STOCKHOLDERS

May 14, 2015, 10:30 a.m.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The signatory of this Proxy, by execution on the reverse side of this Proxy, hereby appoints and constitutes Todd M. Bluedorn and John D. Torres, and each of them, with full power of substitution, with the powers the signatory of this Proxy would possess if personally present, to vote all shares of Lennox International Inc. Common Stock entitled to be voted by the signatory at the Annual Meeting of Stockholders to be held at 10:30 a.m., local time, on May 14, 2015, at the Company’s Corporate Headquarters, 2140 Lake Park Blvd., Richardson, Texas 75080, or at any reconvened meeting after any adjournment or postponement thereof, on the matters set forth on the reverse side in accordance with any directions given by the signatory and, in their discretion, on all other matters that may properly come before the Annual Meeting or any reconvened meeting after any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 4 AND IN THE NAMED PROXIES’ DISCRETION ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

SEE REVERSE SIDE

    If submitting a proxy by mail, please sign and date the card on reverse and fold and detach card at perforation before mailing.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

of Stockholders to be held May 14, 2015. The Proxy Statement and our 2014 Annual

Report to Stockholders are available at: www.viewproxymaterials.com/lennox

SIGN, DATE AND MAIL YOUR PROXY TODAY,

UNLESS YOU HAVE VOTED BY INTERNET OR TELEPHONE.

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE DATE, MARK, SIGN AND RETURN

THIS PROXY PROMPTLY. YOUR VOTE, WHETHER BY INTERNET, TELEPHONE OR MAIL, MUST BE

RECEIVED NO LATER THAN 11:59 P.M. EASTERN TIME, MAY 13, 2015,

TO BE INCLUDED IN THE VOTING RESULTS. ALL VALID PROXIES RECEIVED PRIOR TO 11:59 P.M.

EASTERN TIME, MAY 13, 2015 WILL BE VOTED.

Continued and to be signed on the reverse side.